                                                                   Exhibit 10.28

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                          PURCHASE AND SALE AGREEMENT

                                      AND

                              ESCROW INSTRUCTIONS

                                    BETWEEN

                                 WAM!NET INC.

                                      AND

                               CCPRE-EAGAN, LLC



================================================================================

     THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this "Agreement")
                                                                     ---------
is dated as of September __, 1999, and entered into between WAM!NET INC., a Minnesota corporation ("Seller"), and CCPRE-EAGAN, LLC, a Delaware limited
                        ------
liability company ("Purchaser").
                    ---------

                             PRELIMINARY STATEMENT

     For and in consideration of the mutual promises and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1  Definitions.
     -----------

     For the purpose of this Agreement, the following terms shall have the respective meanings indicated:

          "Additional Deposit" - as defined in Section 3.2(b).
           ------------------                  --------------

          "Building" - the office/data center building located on the Operating
           --------
Parcel, which building consists of approximately 480,724 net rentable square feet.

          "Casualty" - as defined in Section 13.1.
           --------                  ------------

          "Casualty Notice" - as defined in Section 13.1.
           ---------------                  ------------

          "Casualty Termination Notice" - as defined in Section 13.1.
           ---------------------------                  ------------

          "Closing" - as defined in Section 8.1.
           -------                  -----------

          "Closing Date" - as defined in Section 8.1.
           ------------                  -----------

          "Closing Statement" - the closing statement required under the
           -----------------
provisions of Article 9.
              ---------

          "Code" - as defined in Section 8.2(a)(xii).
           ----                  -------------------

          "Condemnation Notice" - as defined in Section 13.2.
           -------------------                  ------------

          "Construction Drawings" - all drawings in Seller's possession or
           ---------------------
control used in preparing the Plans and Specifications.

          "Contracts" - the contracts entered into by Seller or, if in Seller's
           ---------
possession, any predecessor in interest for the operation of the Property more particularly described in Schedule A-1 attached hereto.
                          ------------

                                       1.

          "Deed" - as defined in Section 8.2(a)(i).
           ----                  -----------------

          "Development Agreements" - those agreements relating to the
           ----------------------
development of the Operating Parcel and the potential development of the Vacant Parcel into a 500,000 square foot (+/-) office/data center which agreements are listed in Exhibit I attached hereto.
          ---------

          "Due Diligence Approval Date" - the date on which Purchaser has
           ---------------------------
approved all inspections, reports and other due diligence with respect to the Property which in no event shall be later than the end of the Inspection Period.

          "Encumbrances" - mortgages, security interests, pledges, claims,
           ------------
charges, judgments, easements, rights of way, squatter's rights, restrictions, encroachments, leases, occupancies, tenancies, covenants, conditions, options, preemptive purchase rights or any other encumbrances whatsoever.

          "Environmental Requirements" - collectively, the Resource Conservation
           --------------------------
and Recovery Act (also known as the Solid Waste Disposal Act), the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Uniform Safety Act, the Clean Air Act, the Clean Water Act, the Emergency Planning and Community Right-to-Know Act, the Hazard Communication Standard, 29 CFR 1910.1200 and other similar Legal Requirements, all as amended to date, and all orders, contractual obligations and common laws, in each case relating to particulate emissions, pollution, Hazardous Substance and effluent discharges, the protection of the environment or the health and safety of workers or the general public.

          "Environmental Survey" - Report dated August 25, 1999 by IVI
           --------------------
Environmental, Inc., IVI Project No. E9084530.

          "Escrow Agent" - Commonwealth Land Title Insurance Company, 255 Park
           ------------
Square Court, 400 Sibley Street, St. Paul, Minnesota 55101; however, prior to making the Initial Deposit, Purchaser shall have the option of using New York Land Services ("NYLS") as the Escrow Agent if Purchaser provides to Seller an agreement acceptable to Seller in Seller's reasonable discretion from Commonwealth Land Title Insurance Company guaranteeing NYLS' performance and obligations as Escrow Agent. The address of NYLS is as follows:

          630 Third Avenue - 5th Floor
          New York, NY 10017
          Phone: (212) 490-2277
          Fax: (212) 490 8012

          "Excluded Contracts" - those contracts listed on Schedule A-2 attached
           ------------------                              ------------
hereto.

          "Excluded Permits" - the non-transferable Permits in connection with
           ----------------
the operation of the Property, all as listed on Schedule B attached hereto.
                                                ----------

                                       2.

          "Financial Statements" - the following financial information: (a)
           --------------------
monthly operating statements for the current calendar year and statements of income and expense for the calendar years 1997 and 1998 prepared by Seller and
(b) a copy of the budget for the Property for the current fiscal year.

          "Governmental Approvals" - as defined in Article 11(d).
           ----------------------                  -------------

          "Governmental Authority" - any court or Federal, State, municipal or
           ----------------------
other governmental authority, department, commission, board, agency or instrumentality, or any employee or agent thereof (whether legislative, executive or judicial).

          "Hazardous Substances" - as defined in Section 5.1(p).
           --------------------

          "Improvements" - the buildings, structures (surface and subsurface)
           ------------
and other improvements, including, without limitation, such fixtures as shall constitute real property, located on the Land.

          "Initial Deposit" - as defined in Section 3.2(a).
           ---------------                  --------------

          "Inspection Period" - as defined in Article 4.
           -----------------                  ---------

          "Land" - collectively, the Operating Parcel and the Vacant Parcel.
           ----

          "Legal Requirements" - as defined in Section 5.1(m).
           ------------------                  --------------

          "Master Lease" - the lease relating to the Real Property to be entered
           ------------
into between Purchaser, as landlord, and Seller, as tenant, which lease shall contain the terms and provisions set forth on Exhibit G attached hereto and such
                                              ---------
other terms and provisions as are mutually agreed to by Purchaser and Seller.

          "New Title Objections" - as defined in Section 7.1(b).
           --------------------                  --------------

          "Notices" - as defined in Article 15.
           -------                  ----------

          "Operating Parcel" - that estate, tract or parcel of land being more
           ----------------
particularly described on Exhibit A-1 attached hereto and incorporated herein by
                          -----------
reference and appurtenant easements thereto, together with all of Seller's right, title and interest in and to all easements, rights of way, strips and gores of land, tenements, hereditaments and appurtenances, reversions, remainders, privileges, licenses and other rights and benefits belonging to, running with or in any way relating thereto, and together with all right, title and interest of Seller in and to any land lying in the bed of any street, road or highway, open or proposed, in front of, abutting or adjoining the Operating Parcel.

          "Permits" - all licenses, franchises and permits held by Seller and
           -------
used in or relating to the ownership, occupancy or operation of any part of the Property including, but not limited to, parking.

                                       3.

          "Permitted Encumbrances" - as defined in Section 5.1(f).
           ----------------------                  --------------

          "Personal Property" - the tangible personal property of Seller located
           -----------------
on and used in connection with the management of the Land and/or the Improvements, including, but not limited to, the property listed on Schedule C
                                                                    ----------
attached hereto, but excluding, without limitation, the computer equipment and other equipment and other personal property used in the operation of the business of Seller and/or any other occupant of the Property or any part thereof.

          "Plans and Specifications" - all of the "as built" plans and
           ------------------------
specifications utilized in the construction of the Improvements (including driveways, walkways, landscaping and mechanical and electrical systems) in Seller's possession or control.

          "Property" - the following property:
           --------

              (a)   the Land;

              (b)   the Improvements;

              (c)   the Personal Property;

              (d) all right title and interest of Seller to all indemnifications from Cray Research, LLC, a Delaware limited liability company and Silicon Graphics, Inc., a Delaware corporation, under its Sale and Purchase Agreement dated March 3, 1999 (the "SGI Purchase Agreement"), regarding the Real Property (among other things), if and to the extent such indemnifications are assignable;

              (e) all right, title and interest of Seller (to the extent assignable) under the Contracts, Warranties and Permits; and

              (f)   the Records and Plans.

          "Purchase Price" - as defined in Section 3.1.
           --------------                  -----------

          "Records and Plans" - all non-proprietary books, records and documents
           -----------------
maintained by Seller, or compiled by or at the request of Seller, and in the possession or control of Seller specifically relating to the development, management, occupancy, maintenance or leasing of the Property, including, without limitation, (i) the Financial Statements, (ii) the Construction Drawings, (iii) the Plans and Specifications and (iv) the Development Agreements. For purposes hereof, "non-proprietary" shall be deemed to mean books, records and documents that do not relate to the internal operation or management of Seller, as distinguished from the Property.

          "Real Property" - the Land and the Improvements.
           -------------

          "Security Deposit" as defined in Section 5.1(g).
           ----------------                --------------

                                       4.

          "SGI Lease" - the lease dated as of March 4, 1999, between Seller, as
           ---------
landlord, and Silicon Graphics, Inc., as tenant, relating to the Operating
Parcel.

          "Survey"- the survey dated as of February 19, 1999 and revised as of
           ------
March 2, 1999 and July 9, 1999, prepared by BRW.

          "Tenant" - Silicon Graphics, Inc.
           ------

          "Title Commitment" - as defined in Section 7.1(a).
           ----------------                  --------------

          "Title Company" - the title company selected by Purchaser to issue the
           -------------
Title Commitment.

          "Title Endorsements" - those endorsements set forth in Exhibit J
           ------------------                                    ---------
attached hereto to be issued by the Title Company.

          "Title Objections" - as defined in Section 7.1(a).
           ----------------                  --------------

          "Vacant Parcel" - that estate, tract or parcel of land being more
           -------------
particularly described on Exhibit A-2 attached hereto and incorporated herein by
                          -----------
reference and appurtenant easements thereto, together with all of Seller's right, title and interest in and to all easements, rights of way, strips and gores of land, tenements, hereditaments and appurtenances, water and mineral rights, reversions, remainders, privileges, licenses and other rights and benefits belonging to, running with or in any way relating thereto, and together with all right, title and interest of Seller in and to any land lying in the bed of any street, road or highway, open or proposed, in front of, abutting or adjoining the Land.

          "Violations" - as defined in Section 7.2(a).
           ----------                  --------------

          "Warranties" - the warranties for the benefit of Seller described in
           ----------
Schedule D attached hereto.
----------

          "Warrant Agreement" - the agreement pursuant to which Seller shall
           -----------------
issue 325,000 warrants in Seller to Purchaser, which agreement shall contain the terms and provisions set forth on Exhibit H attached hereto and such other terms
                                  ---------
and provisions as are agreed to by Seller and Purchaser.

          "Warrants" - the warrants issued to Seller pursuant to the Warrant
           --------
Agreement.

1.2  References.
     ----------

     Except as otherwise specifically indicated, all references to Article and Section numbers refer to Articles and Sections of this Agreement, and all references to Schedules and Exhibits refer to the Schedules and Exhibits attached hereto. The words "herein," "hereof," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Article or Section hereof. Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.

                                       5.

                                  ARTICLE II

                               SALE AND PURCHASE

2.1  Sale and Purchase.
     -----------------

     Purchaser shall purchase the Property from Seller, and Seller shall sell, convey, transfer and assign the Property to Purchaser, subject to and in accordance with the terms and conditions of this Agreement.

2.2  Liabilities Not Being Assumed.
     -----------------------------

     EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, PURCHASER IS NOT ASSUMING ANY LIABILITIES OR OBLIGATIONS (FIXED OR CONTINGENT, KNOWN OR UNKNOWN, MATURED OR UNMATURED) OF SELLER WHETHER OR NOT ARISING OUT OF OR RELATING TO THE PROPERTY OR ANY OTHER BUSINESS OF SELLER, ALL OF WHICH LIABILITIES AND OBLIGATIONS SHALL AT AND AFTER THE CLOSING REMAIN THE EXCLUSIVE RESPONSIBILITY OF SELLER.

                                  ARTICLE III

                       PURCHASE PRICE AND DOWN PAYMENTS

3.1  Purchase Price.
     --------------

     The purchase price for the Property shall be an amount equal to Thirty-Eight Million and 00/100 Dollars ($38,000,000.00) (the "Purchase Price") to be
                                                        --------------
allocated among the following categories of Property:

          (a)  the Land;

          (b)  the Improvements; and

          (c)  the Personal Property.

          The allocations shall be agreed upon between Seller and Purchaser on or before the Closing. The balance of the Purchase Price (other than the Initial and Additional Deposits) shall be payable at the Closing.

3.2  Downpayments.
     ------------

          (a) Within three days after the execution of this Agreement, Purchaser shall deposit with the Escrow Agent an amount equal to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) (the "Initial Deposit") as a
                                                      ---------------
downpayment against the Purchase Price and to secure the performance of Purchaser's obligations under this Agreement, which funds shall be held and invested by the Escrow Agent pursuant to the terms of this Agreement. Upon receipt of the Initial Deposit, the Escrow Agent shall immediately invest the Initial Deposit in a money

                                       6.

market account or a certificate of deposit, so long as such funds are deposited in a federally insured lending institution; provided, however, that the Escrow
                                            --------  -------
Agent shall invest the Initial Deposit only in such manner as will allow the Escrow Agent to regain control of the Initial Deposit within three (3) days after notice and demand. Prior to the termination of this Agreement, all interest accruing on the Initial Deposit will belong to the party entitled to the Initial Deposit. At the Closing, the Initial Deposit and any interest thereon shall be credited to the Purchase Price.

          (b) Within one (1) day after the Due Diligence Approval Date, Purchaser shall deposit an additional amount equal to One Million and 00/100 Dollars ($1,000,000.00) (the "Additional Deposit") with the Escrow Agent as an
                              ------------------
additional downpayment against the Purchase Price and to further secure the performance of the Purchaser's obligations under this Agreement, which funds shall be held and invested by the Escrow Agent in accordance with the provisions of Section 3.2(a) above and interest accruing thereon shall belong to the party
   --------------
entitled to interest on the Initial Deposit. At the Closing, the Additional Deposit and any interest thereon shall be credited to the Purchase Price.

          (c) EXCEPT AS SET FORTH IN SECTION 3.2(d), BELOW, IF THIS AGREEMENT IS TERMINATED OR IF THE TRANSACTION CONTEMPLATED HEREBY DOES NOT CLOSE FOR ANY REASON OTHER THAN (a) SELLER'S WILLFUL DEFAULT OF A MATERIAL PROVISION HEREOF OR
(b) A TERMINATION OF THIS AGREEMENT BY PURCHASER UNDER SECTION 7.4 OR UNDER
                                                       -----------
ARTICLE 4 OR 13, THEN THE PARTIES AGREE THAT SELLER SHALL RETAIN THE AGGREGATE
---------    --
AMOUNT OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT (IF MADE) AND ANY INTEREST THEREON. SUCH AMOUNT IS TO BE RETAINED AS LIQUIDATED DAMAGES AND NOT AS A PENALTY, WHICH AMOUNT THE PARTIES AGREE IS A REASONABLE SUM CONSIDERING ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE RELATIONSHIP OF THE SUM TO THE RANGE OF HARM TO SELLER THAT REASONABLY COULD BE ANTICIPATED, SELLER'S ANTICIPATED USE OF THE PROCEEDS OF SALE, AND THE FACT THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO FIX ACTUAL DAMAGES. SELLER'S SOLE REMEDY SHALL BE THE RETENTION OF THE INITIAL DEPOSIT AND THE ADDITIONAL DEPOSIT (IF MADE).

          (d) If Purchaser terminates this Agreement by not later than the Due Diligence Approval Date, then the Initial Deposit and any interest thereon shall be returned to Purchaser.

                                  ARTICLE IV

                            INSPECTION BY PURCHASER

          (a) Commencing on the date of this Agreement, Purchaser shall have until August 29, 1999 (the "Inspection Period"), to physically inspect, and to
                            -----------------
cause one or more inspectors, appraisers, engineers, lenders, employees or other contractors of Purchaser to physically inspect, the Real Property, which inspection shall be conducted without unreasonably

                                       7.

interfering with the management, operation, use or maintenance of any portion of the Property by Seller and its respective tenants, agents, contractors and employees. Purchaser shall make such inspections in good faith and with due diligence. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Purchaser relating to such inspections of the Real Property shall be the sole responsibility of Purchaser subject to the provisions of Section 17.26 hereof. Seller shall cooperate in all reasonable respects in permitting Purchaser to make and conduct such inspections and Seller shall have the right to have a representative present at the time of each such inspection. Purchaser shall notify the Seller (which notice may be telephonic) not less than two (2) business days in advance of scheduling any inspection of the Real Property. In making any inspection hereunder, Purchaser will treat, and Purchaser will cause its inspectors, appraisers, engineers, employees and contractors to treat, all information obtained by Purchaser or them pursuant to or as a result of any inspection of the Real Property made hereunder as strictly confidential and proprietary. Information provided or obtained from Seller shall continue to be deemed owned by Seller. Seller and Purchaser agree that, in the event of any alteration of the Real Property or portion thereof by Purchaser or any one or more of its inspectors, engineers, employees or contractors, Purchaser shall immediately restore any such Real Property to substantially the same condition as the same existed immediately prior to Purchaser's entry thereon. Purchaser agrees to indemnify, defend (with counsel acceptable to Seller), and hold Seller and its respective tenants, agents, contractors and employees harmless from and against any and all liens, claims, liabilities or damages (including, but not limited to, reasonable attorneys' fees) sustained by them which result from or arise out of any inspections of the Real Property made or conducted by Purchaser or its inspectors, appraisers, engineers, employees or contractors. Such indemnity and hold harmless agreement shall survive the Closing or any termination of this Agreement and shall not be merged therein. In the event Purchaser, in its sole and absolute discretion, decides not to proceed with the transaction contemplated by this Agreement, Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller no later than 5:00 p.m., Eastern Daylight Time, on or before August 29, 1999, whereupon, except as otherwise provided in this Article 4, the parties shall have no
                                     ---------
further liabilities, rights or obligations under this Agreement, except as expressly provided in this Agreement, and the Initial Deposit and the Additional Deposit, together with interest thereon, shall be returned to Purchaser within three (3) business days after Seller's receipt of Purchaser's termination notice.

          (b) Seller agrees to make available to Purchaser and Purchaser's representatives, agents and designees, at any time during normal business hours, after reasonable notice from Purchaser, all books, records and files relating to the operation of the Property, including, but not limited to, all Books and Records, Contracts, Development Agreements, the SGI Lease and the Permits. Seller shall make available to Purchaser, and Purchaser shall be entitled to communicate directly with, any consultant or other persons engaged by Seller in connection with the operation of the Property.

          (c) At the Closing, Purchaser shall promptly provide to Seller true and complete copies of all surveys, plans, reports, assessments, investigations, inspections, tests, examinations and other due diligence materials obtained or prepared by, for or on behalf of Purchaser in connection with any part of the Property or this transaction ("Purchaser's Reports").

                                       8.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF SELLER

5.1  Seller's Representations and Warranties.
     ---------------------------------------

     Seller hereby represents and warrants as follows:

          (a) Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota. Seller has all requisite power and authority to own and operate the Property in the manner it is currently being operated.

          (b) Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the documents contemplated to be executed in connection herewith will be, duly and validly authorized by all necessary action on the part of Seller. This Agreement has been, and the documents contemplated to be executed in connection herewith will be, duly and validly executed and delivered by Seller and constitute, and when so executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency and similar laws affecting the rights of contracting parties generally. No action by any Governmental Authority is necessary to make this Agreement a valid instrument binding upon Seller in accordance with its terms.

          (c) The execution, delivery and performance of this Agreement and the other documents contemplated to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Seller do not and will not:
(i) conflict with or violate any provisions of the organizational documents of Seller; (ii) subject to obtaining the consents set forth on Schedule 5.1(d),
                                                            ---------------
result in the material breach of the terms of, constitute a material default under, materially conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any Contract, Development Agreement, Permit or other instrument to which Seller is a party or by which Seller or its properties (including the Property) is bound or affected, or result in the creation of any Encumbrance, other than a Permitted Encumbrance, upon the Property; or (iii) violate, result in the breach of, or conflict with, any Legal Requirements applicable to Seller or the Property.

          (d) Except as set forth on Schedule 5.1(d), no material consent,
                                     ---------------
waiver, authorization or approval from, or filing of any notice or report with, any Governmental Authority or other person or entity is necessary in connection with the execution, delivery or performance by Seller of this Agreement or the documents or transactions contemplated hereby.

          (e) Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986 (the "IRC"). The sale transaction
                                                ---
herein contemplated is not subject to Section 897 of the IRC or to the withholding requirements of Section 1445 of the IRC.

                                       9.

          (f) Seller has (x) good and marketable fee title to the Real Property, free and clear of all Encumbrances, other than those items listed on Schedule
                                                                     --------
5.1(f) attached hereto (collectively, the "Permitted Encumbrances"), (y)
------                                     ----------------------
unencumbered ownership of the Personal Property, free and clear of all Encumbrances other than the Permitted Encumbrances and (z) the unconditional right to sell the Property to the Purchaser.

          (g) There are no occupancy leases, lettings, license agreements or tenancies affecting the Real Property or any portion thereof except for (i) the SGI Lease and (ii) an oral agreement with the Minnesota High Tech Association, terminable at will, to occupy less than 1,000 square feet of office space in the building on the Real Property known as Building E, and there are no other written or oral promises, understandings, agreements or commitments between Seller or, to the best of Seller's knowledge, any predecessor of Seller and any tenant or other person or entity permitting the use or occupancy of the Real Property or any portion thereof. Except as set forth in the SGI Lease, Tenant has not received or is entitled to receive any abatement of rent, offset, free-rent, bonus or other incentive. Seller is not holding a security deposit (the "Security Deposit") as of the date of this Agreement. The SGI Lease is in full force and effect, and neither the Seller nor, to Seller's knowledge, Tenant is in default thereunder, and there are no outstanding written notices asserting any such default. To Seller's knowledge, there do not exist any outstanding or unsatisfied obligations for Seller to perform any tenant improvement work or other landlord work or to provide any other benefits, concessions or other incentives to Tenant. There have been no prepayments of rent more than one month in advance, and, except as set forth in the SGI Lease, there are no sums to be credited to Tenant by reason of any alterations, rental allowances, reductions in rent or for any free or reduced rental periods. There are no brokers or agents entitled to receive any of the rents payable under the SGI Lease or any commission, finder's fee or other fee or payment on account of the SGI Lease, or any modification, extension, renewal or expansion thereof. Seller has the full right to collaterally assign the SGI Lease to Purchaser at Closing.

          (h) Seller has not received notice from any insurance company, bonding company, tenant, governmental authority or other Person, of any defects or inadequacies in the Real Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

          (i) Seller has no knowledge of pending or proposed condemnation proceedings affecting the Real Property or any portion thereof.

          (j) The Real Property is comprised of one (1) or more parcels, each of which constitutes a separate tax lot and does not constitute a portion of any other tax lot not part of the Real Property.

          (k) To Seller's knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Real Property, and to Seller's knowledge there are no contemplated public improvements to the Real Property that may result in such special or other assessments.

                                      10.

          (l) Seller has not commenced any proceedings which are pending for the reduction of the assessed valuation of the Real Property or any portion thereof. The Real Property is not subject to any real estate tax abatement or real estate tax exemption.

          (m) Seller has not received any notice which has not been cured that any Governmental Authority considers the construction or completion of the Real Property or the operation or use of the same to have violated any laws, ordinances, rules, regulations or orders (including, without limitation, those relating to zoning, building, fire, health and safety and environmental control and protection) of any Governmental Authority, bearing on the construction, operation or use of the Real Property or any part thereof by Seller in effect prior to the date of Closing (collectively, the "Legal Requirements"), or that
                                                 ------------------
an investigation has been commenced or is contemplated respecting any such possible violation.

          (n) Except as set forth on Schedule 5.1(n), Seller has no knowledge,
                                     ---------------
nor has Seller received any notice of any litigation, claim, action or proceeding, actual or threatened, by any organization, person, individual or Governmental Agency which would materially and adversely affect the use, occupancy or value of the Property or any part thereof or which otherwise relates to the Property.

          (o) Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (v) admitted in writing its inability to pay its debts as they come due; or (vi) made an offer of settlement, extension or composition to its creditors generally.

          (p) To Seller's knowledge, except as otherwise set forth, referred to or disclosed in the Environmental Survey and/or on Schedule 5.1(p): (1) no
                                                   ---------------
toxic or hazardous substances or wastes, pollutants, or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil, and various constituents of such products, and any hazardous substance (collectively "Hazardous Substances") as defined in any Environmental Requirements have been generated, treated, stored, released, or disposed of, or otherwise placed, deposited in, or located on the Real Property by Seller, or any party controlling, under common control of, or controlled by, Seller in violation of Environmental Requirements; (2) no activity has been undertaken on the Real Property by Seller, or any party controlling, under common control of, or controlled by, Seller; that would cause or contribute to (a) the Property becoming a treatment, storage, or disposal facility within the meaning of the Environmental Requirements, (b) a release or threatened release of toxic or hazardous wastes or substances, pollutants, or contaminants, from the Real Property within the Environmental Requirements, or (c) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions that would require a permit under any Environmental Requirements; (3) no substances or conditions exist in or on the Real Property that may support a claim or cause of action under any Environmental Requirements; (4) no above-ground or underground tanks are located in or about the Real Property or have been located under, in, or about the Real Property and have subsequently been removed or filled; and

                                      11.

(5) to the extent storage tanks exist on or under the Real Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and otherwise are in compliance with applicable Environmental Requirements.

          (q) To Seller's knowledge, true, complete and correct copies of all instruments (including all amendments) set forth or described in the Schedules and Exhibits to this Agreement have been delivered or made available to Purchaser; however, to the extent such instruments were provided to Seller by SGI or any other third party, the foregoing representation by Seller regarding the copies being true, complete and correct is limited to the best of Seller's knowledge. With respect to such instruments, to Seller's knowledge: (i) Seller has substantially complied with all material provisions of such instruments and, to the best of Seller's knowledge, no party thereto is in material default under them; (ii) to the best of Seller's knowledge, all such instruments are in full force and effect and Seller does not know of any condition that exists or event that has occurred which constitutes, or which, with the passage of time or the giving of notice, or both, would constitute, a material default thereunder or would excuse performance by any party thereto; and (iii) Seller is not in default in the payment of the monetary obligations of Seller under such instruments.

          (r) Except for this Agreement, the SGI Lease, and applicable Permitted Encumbrances, Seller has not entered into any other agreement, commitment, option, right of first refusal or any other agreement, whether oral or written, with respect to the purchase, assignment or transfer of all or any portion of the Property which is currently in effect.

          (s) Seller has not granted to any person any right or option to acquire all or any portion of the Property or any life estate in or with respect to any part of the Property, and Seller has no knowledge that any person holds or have been granted any right or option to acquire all or any portion of the Property or any interest therein.

          (t) To Seller's knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights of way or easements, if any, affecting all or any portion of the Property which are to be performed or complied with by the owner of the Property.

          (u) To Seller's knowledge, all Contracts of the Seller are in full force and effect. To Seller's knowledge, there are no Contracts necessary for the operation of the Property other than those set forth in Schedule A-1 hereto.
                                                            ------------

          (v) To Seller's knowledge, there are no unrecorded contracts, leases, private restrictions or agreements with any public authority that do not appear in the Title Commitment and that will adversely affect the present or future uses that may be made of the Real Property.

          (w) To Seller's knowledge, except as otherwise set forth, referred to or disclosed in the SGI Purchase Agreement, there are no existing violations of Title III of the American With Disabilities Act of 1990 (the "ADA") and the ADA Accessibility Guidelines for Buildings and Facilities (the "Guidelines") at the Real Property.

          (x) Attached hereto as Exhibit K is a copy of Financial Statements.
                                 ---------

                                      12.

          (y) To Seller's knowledge, (i) there are no wells on the Real Property and (ii) sewage generated at the Real Property goes to a facility permitted by the Minnesota Pollution Control Agency. Seller does not know whether there is an abandoned individual sewage treatment system on the Real Property.

          As used in this Agreement, "to Seller's knowledge," "to the best of Seller's knowledge," and similar statements shall mean only the actual, knowledge and of Mark Marlow, in his capacity as Director of Finance of Seller, without inquiry or investigation.

5.2  Survival.
     --------

     The foregoing representations and warranties shall survive the Closing until February 15, 2000. If written notice of a claim has been given prior the expiration of the applicable representations and warranties, then (i) the relevant representations and warranties shall survive as to such claim until the claim has been finally resolved, and (ii) Seller shall indemnify Purchaser, its successors and assigns against, and hold Purchaser harmless from, any expenses or damages, including reasonable attorneys' fees, incurred by Purchaser and caused by the breach of any of the above representations and warranties. In no event, however, shall Seller have any liability to Purchaser for incidental, consequential, special or punitive damages arising from the breach of any such representations and warranties. Notwithstanding the foregoing, in the event of a breach of the representation and warranty made in Section 5.1(f), Purchaser's rights and remedies shall be limited to the rights and remedies provided in
Article 7 of this Agreement, except to the extent such breach relates to actual fee ownership of the Property.

5.3  As Is.
     -----

          except as otherwise expressly set forth in this Agreement and in the other documents and instruments executed in connection herewith, and unless this Agreement is terminated pursuant to the terms and provisions hereof, purchaser shall take title to the Property "as is" and "with all faults" in its present physical condition, subject to reasonable use and normal depreciation between the date hereof and the Closing Date. purchaser agrees that it has obtained or shall obtain, at Purchaser's sole cost and expense, all such Purchaser's Reports it desires or otherwise deems appropriate regarding the Property. Except as explicitly set forth in this Agreement, such sale shall be without representation or warranty of any kind, express or implied, and Seller, for Seller, Seller's agents, attorneys, representatives, successors and assigns, hereby disclaims and renounces any other representation or warranty.

                                  ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

6.1  Purchaser's Representations and Warranties.
     ------------------------------------------

     Purchaser hereby represents and warrants as follows:

                                      13.

          (a) Purchaser is a limited liability company, duly organized, validly existing under the laws of the State of Delaware and in good standing. Purchaser has full power and authority to enter into this Agreement and to do all other acts required hereunder.

          (b) Purchaser has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Purchaser and constitute, and when so executed and delivered will constitute, the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms, subject to the effect of bankruptcy, insolvency and similar laws affecting the rights of contracting parties generally. This Agreement has been, and the documents contemplated to be executed in connection herewith will be, duly and validly authorized by all necessary action on the part of Purchaser. No action by any Governmental Authority is necessary to make this Agreement a valid instrument binding upon Purchaser in accordance with its terms.

          (c) No consent, approval, order or authorization of any governmental authority on the part of Purchaser is required in connection with the execution and delivery of this Agreement and closing and consummation of the transaction herein contemplated.

          (d) The execution, delivery and performance of this Agreement and the other documents contemplated to be executed in connection herewith, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by Purchaser do not and will not: (i) conflict with or violate any provisions of the organizational documents of Purchaser; (ii) result in the material breach of the terms of, constitute a material default under, materially conflict with, result in, or constitute grounds for, the termination or alteration of, or result in the acceleration of the performance required by the terms of, any agreement or other instrument to which Purchaser is a party or by which Purchaser or its properties is bound or affected; or (iii) violate, result in the breach of, or conflict with, any Legal Requirements applicable to Purchaser.

6.2  Survival.
     --------

THE FOREGOING REPRESENTATIONS AND WARRANTIES SHALL SURVIVE THE CLOSING UNTIL THE FIRST ANNIVERSARY THEREOF. IF WRITTEN NOTICE OF A CLAIM HAS BEEN GIVEN PRIOR TO THE EXPIRATION OF THE APPLICABLE REPRESENTATIONS AND WARRANTIES, THEN (I) THE RELEVANT REPRESENTATIONS AND WARRANTIES SHALL SURVIVE AS TO SUCH CLAIM UNTIL THE CLAIM HAS BEEN FINALLY RESOLVED, AND (II) PURCHASER SHALL INDEMNIFY SELLER, ITS SUCCESSORS AND ASSIGNS AGAINST, AND HOLD SELLER HARMLESS FROM, ANY EXPENSES OR DAMAGES, INCLUDING REASONABLE ATTORNEYS' FEES, INCURRED BY SELLER AND CAUSED BY THE BREACH OF ANY OF THE ABOVE REPRESENTATIONS AND WARRANTIES. IN NO EVENT, HOWEVER, SHALL PURCHASER HAVE ANY LIABILITY TO SELLER FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES

                                      14.

ARISING FROM THE BREACH OF ANY SUCH REPRESENTATIONS AND WARRANTIES.

                                  ARTICLE VII


                           TITLE AND SURVEY MATTERS

7.1  Objections to Title.
     -------------------

          (a) Purchaser shall, within ten (10) days after the date hereof, order a commitment for title insurance with respect to the Real Property (the "Title
                                                                         -----
Commitment").  No later than the end of the Inspection Period, Purchaser shall
----------
notify Seller as to any defect in marketability of title which appears in the Title Commitment (or any update thereof) received by Purchaser and which is not a Permitted Encumbrance (collectively, the "Title Objections"). The failure of
                                            ----------------
Purchaser to notify Seller of any Title Objections prior to the expiration of the Inspection Period shall be deemed approval by Purchaser of all matters set forth in the Title Commitment. Likewise, to the extent Purchaser does properly notify Seller of any Title Objections, all matters set forth in the Title Commitment that are not included as Title Objections shall be deemed approved by Purchaser.

          (b) If, after the expiration of the Inspection Period but prior to the Closing Date, additional title exceptions arise which were not set forth in the Title Commitment, Purchaser shall notify Seller, within five (5) days after its notification thereof or by the Closing Date (whichever is sooner), of any objections that Purchaser may have to such additional exceptions (the "New Title
                                                                       ---------
Objections").  The failure of Purchaser to so notify Seller of any such New
----------
Title Objections shall be deemed approval by Purchaser of all matters set forth on the Title Commitment other than the Title Objections. All of the matters set forth in the Title Commitment approved, waived by Purchaser or deemed approved by Purchaser shall also be included as "Permitted Encumbrances" for all purposes
                                        ----------------------
under this Agreement.

          (c) Seller shall, at Seller's sole cost and expense, at or prior to the Closing, cause the removal of any liens securing the payment of money resulting from the actions or inactions of Seller (except that any liens for non delinquent taxes or non delinquent assessments may remain of record, provided that Seller pay to Purchaser at the Closing, Seller's pro rata share of any such taxes and assessments). Subject to the provisions of Section 7.4, Seller shall
                                                      -----------
use commercially reasonable efforts to cause the removal of any other Title Objections or New Title Objections. Seller shall be entitled to a reasonable adjournment of the Closing Date, but not more than thirty (30) days, in order to cure any Title Objections or New Title Objections.

          (d) At the Closing, Seller shall cooperate with any reasonable requests by Purchaser to deliver to the Title Company a customary seller's affidavit regarding leases, mechanics liens, and other matters of title affecting the Real Property in order for the Title Company to issue its title policy.

                                      15.

7.2  Violations.
     ----------

          (a) As used in this Agreement, "Violations" shall mean any violations
                                          ----------
of any Legal Requirement noted or issued with respect to the Real Property by any Governmental Agency having jurisdiction over or affecting the Real Property.

          (b) No later than the end of the Inspection Period, Purchaser shall notify Seller of any outstanding Violations noted or issued in the Title Commitments. If, after the expiration of the Inspection Period but prior to the Closing Date, additional violations arise which were not set forth in the Title Commitment, Purchaser shall notify Seller, within five (5) days after its notification thereof or by the Closing Date (whichever is sooner), of any new violations (the "New Violations"). The failure of Purchaser to so notify Seller
                 --------------
of any such New Violations shall be deemed approval by Purchaser of such Violations. Subject to the provisions of Section 7.4, Seller shall use
                                          -----------
commercially reasonable efforts to cause the Violations and New Violations to be removed prior to Closing; provided that if such removal has not been completed
                          -------- ----
prior to the Closing, Purchaser shall have the option to either (i) terminate this Agreement prior to the Closing Date by written notice to Seller to that effect, or (ii) waive the Violations and New Violations and proceed to close pursuant to the terms hereof, in which case such Violations and New Violations shall be deemed approved by Purchaser for all purposes, including but without limitation, under this Agreement and under the Master Lease.

          (c) Seller, upon written request from Purchaser, shall furnish to Purchaser authorization to make any necessary searches for purposes of determining whether notes or notices of Violations or New Violations have been noted or issued with respect to the Real Property.

7.3  Survey.
     ------

     Seller has delivered to Purchaser a true, complete and correct copy of the Survey. At the Closing, Seller shall deliver to Purchaser and/or the Title Company, an affidavit with respect to any changes at the Real Property since the date of the Survey.

7.4  Curing Objections to Title and Violations.
     -----------------------------------------

          (a) Notwithstanding the provisions of Sections 7.1(c) and 7.2(b), if
                                                ---------------     ------
the cost to remove or correct any Title Objections or New Title Objections (other than Title Objections or New Title Objections relating to liens securing the payment of money resulting from the actions or inactions of Seller) or to comply with any Violations and New Violations, as determined by Seller shall exceed $25,000.00 (not including any sums required to remove any voluntarily granted liens securing the payment of money), Seller shall have the right to cancel this Agreement, in which event Seller shall so notify Purchaser and Purchaser may elect by notice to Seller (given on the earlier of the Closing Date or five (5) days from receipt of notice from Seller) (i) not to accept such title as Seller is able to convey, whereupon this Agreement shall terminate, the Initial Deposit and the Additional Deposit (if made) shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder or (ii) to accept such title as Seller is able to convey and to accept the Property subject to all Violations and New

                                      16.

Violations, with no adjustment to the Purchase Price. If Purchaser fails to make the election provided for in the preceding sentence, then Purchaser shall be deemed to have elected to proceed to close the transactions contemplated hereunder.

          (b) Seller, in lieu of satisfying any Encumbrances affecting the Property, may deposit with the Title Company such amount of money, or deliver to the Title Company such instruments of indemnification, as may be sufficient to induce it to insure against collection of such liens or encumbrances, including interest and penalties, out of the Real Property, in which event such liens and encumbrances shall not constitute objections to title.

                                 ARTICLE VIII

                                  THE CLOSING

8.1  Closing.
     -------

     Subject to extensions authorized by both Seller and Purchaser in writing, and subject to the satisfaction or waiver of the conditions set forth in Article
                                                                         -------
10 hereof, the closing of the transactions contemplated hereunder (the
--
"Closing") shall take place on or before September 3, 1999, or on such earlier
 -------
date as the parties shall mutually approve (the "Closing Date"), at the offices
                                                 ------------
of Larkin, Hoffman, Daly & Lindgren, Ltd., 1500 Norwest Financial Center, 7900 Xerxes Avenue South, Bloomington, Minnesota 55431, or the offices of Purchaser's lender or its counsel.

8.2  Deliveries at Closing.
     ---------------------

          (a) At the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

              (i) a fully executed and acknowledged limited warranty deed (the "Deed") with covenants against grantor's acts with respect to the Real
      ----
     Property in the form attached hereto as Exhibit B;
                                             ---------
              (ii) a fully executed bill of sale in the form attached hereto as Exhibit C transferring to Purchaser the Personal Property;
     ---------

              (iii) a fully executed assignment and assumption agreement in the form attached hereto as Exhibit D conveying and transferring to
                                 ---------
     Purchaser all of Seller's right, title and interest in, to and under the Contracts, the Development Agreements, the Permits and the Warranties (other than Excluded Contracts and Excluded Permits);

              (iv)  intentionally omitted.

              (v) a fully executed estoppel certificate from Tenant substantially in the form attached hereto as Exhibit F;
                                                  ---------

                                      17.

               (vi) fully executed counterparts of any and all required transfer tax forms;

               (vii) the originals of any of the following that are (aa) not public record and (bb) in Seller's possession: all Permits, the Development Agreements, and governmental approvals, if any, including, without limitation, the building permit and the final certificates of occupancy for the Improvements, issued by the appropriate governmental authority. If delivery of an original is impossible because such original is required to be posted at the Property or held by Governmental Authorities, delivery of an exact duplicate shall be permitted, or Seller may furnish to Purchaser other evidence reasonably satisfactory to Purchaser that such permits have been obtained and are in full force and effect;

               (viii) the Records and Plans and all surveys and maps relating to the Property, if in the possession of Seller;

               (ix)   Intentionally omitted.

               (x) the originals of all Contracts and Warranties then in effect;

               (xi)   Intentionally omitted.

               (xii) an affidavit certifying that Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), that the transaction contemplated hereby does not constitute
           ----
     a disposition of a United States real property interest by a foreign person, and that, at the Closing, Seller will not be subject to the withholding requirements of Section 1445 of the Code;

               (xiii) a certificate of Seller confirming that the representations and warranties made by Seller herein are true and correct in all material respects as of the Closing Date;

               (xiv) a customary owner's affidavit of title certifying as to those matters as will typically enable the Title Company to issue to Purchaser an extended coverage title insurance policy and to enable the Title Company to issue a pro forma policy of title insurance or binding marked-up commitment with an effective date as of the recording of the Deed, and such other affidavits and indemnities, if any, as are customarily delivered by sellers of real property in Minnesota;

               (xv) certified copies of the resolutions of Seller's board of directors and/or shareholders (as applicable), approving this Agreement, the Master Lease, the Warrant Agreement and all other agreements contemplated hereby and thereby and the consummation of the transactions contemplated hereby and thereby;

               (xvi) an officer's certificate certifying Seller's articles of incorporation and by-laws and the incumbency of each officer of Seller executing this Agreement, the

                                      18.

     Master Lease, the Warrant Agreement or any other agreement or instrument contemplated hereby or thereby;

               (xvii) such other evidence as Purchaser may reasonably request confirming Seller's authority to execute and deliver the documents required of it;

               (xviii) a fully executed counterpart of the Master Lease;

               (xix)   a fully executed counterpart of the Warrant Agreement;

               (xx)    the Warrants; and

               (xxi) any other documents and other items required by this Agreement to be delivered by Seller.

          The above instruments of assignment, transfer and conveyance will run directly from Seller to Purchaser, will vest all of the Property in Purchaser (subject to Permitted Encumbrances), and shall be duly recorded to the extent required.

          (b) At the Closing, Purchaser shall deliver, or cause to be delivered, the following to Seller, at its sole cost and expense:

               (i)     balance of the full Purchase Price;

               (ii) such evidence as Seller may reasonably request confirming Purchaser's authority to execute and deliver the documents required of it;

               (iii) a certificate of Purchaser confirming that the representations and warranties made by Purchaser herein are true and correct in all material respects as of the Closing Date;

               (iv) fully executed counterparts of the assignment and assumption agreements required to be delivered by Seller;

               (v)     a fully executed counterpart of the Master Lease; and

               (vi)    a fully executed counterpart of the Warrant Agreement.

               (vii) any other documents or other items required by this Agreement to be delivered by Purchaser.

8.3  Closing Costs.
     -------------

     Purchaser shall be responsible for the costs of preparation of the Title Commitment and the Title Policy (which costs shall include title examinations and search fees and other costs incidental to the preparation of the Title Commitment and Title Policy), as well as the actual title insurance premiums and for the cost of any endorsements requested by Purchaser. Seller shall be responsible for the cost of the Survey. All deed or other similar taxes payable upon recording the

                                      19.

Deed, all recording fees and any and all sales and transfer taxes shall be paid in equal shares by Purchaser and Seller. Any fees and expenses of the Escrow Agent shall also be paid in equal shares by Purchaser and Seller.

8.4  Reporting.
     ---------

     Seller and Purchaser acknowledge that Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the "Reporting Requirements") require an informational return to be made to the United States Internal Revenue Service, and a statement to be furnished to the Seller, in connection with the Closing.

          (a) The Title Company is hereby designated by Seller and Purchaser as the "Reporting Person" (as defined in the Reporting Requirements) with respect of the Closing. The Title Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Closing.

          (b) Seller and Purchaser shall furnish to the Title Company, in a timely manner, any information requested by the Title Company and necessary for the Title Company to perform its duties as Reporting Person for the Closing.

          (c) Seller agrees to furnish to Title Company Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide the Title Company with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies under penalty of perjury, that Seller's correct taxpayer identification number is 41-1795247.

          (d) The State of Minnesota Certificate of Real Estate Value requires Purchaser's taxpayer identification number. Purchaser hereby certifies under penalty of perjury that Purchaser's correct taxpayer identification number is 13-4078215.

                                  ARTICLE IX

                ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS

9.1  Adjustments and Prorations.
     --------------------------

     The following matters and items shall be apportioned between the parties hereto on an accrual basis as of 11:59 p.m. local time on the date Immediately Preceding the closing date (the "Cut-off Time"):

          (a) Credit for Interest.  Purchaser shall receive a credit at the
              -------------------
Closing in an amount equal to the interest earned on the Initial and Additional Deposits described in Section 3.2.
                      -----------

          (b) Taxes and Assessments.  All ad valorem real estate taxes due and
              ---------------------
payable in the year 1999, special or general assessments, sales taxes, occupancy and entertainment taxes, water and sewer rents, rates and charges and vault charges and other municipal permit fees. If

                                      20.

the amount of any such item is unascertainable on the Closing Date, the credit therefor shall be based on the most recent available bill. If the actual amount of any such item, when later determined and prorated for the applicable period, differs from the credit given therefor at the Closing, the parties shall promptly make the appropriate adjustment, and the party owing sums by reason of such adjustment shall promptly remit such sums to the other party. Purchaser shall give Seller written notice of the actual amounts of any such bills within five (5) business days after Purchaser's receipt thereof.

          (c) Utility Contracts.  Telephone contracts and contracts for the
              -----------------
supply of heat, steam, cable, satellite, electric power, gas, lighting and any other utility service, with Seller receiving a credit for all deposits, if any, made by Seller as security under any such public service contract(s) if the same is transferable and provided such deposit remains on deposit for the benefit of Purchaser.

          (d) License Fees.  Fees paid or payable for Permits (other than
              ------------
Excluded Permits, unless and to the extent Purchaser has the benefit of such Excluded Permits after the Closing Date).

          (e) Intentionally omitted.

          (f) Rents.  Rents, including without limitation all payments from
              -----
Tenant under the SGI Lease for items such as minimum or base rent, additional rent, reimbursement for real estate taxes, for utilities, for operating and maintenance expenses and for insurance, as well as other reimbursements (herein collectively called "Rental Payments") received by Seller before or after the Closing Date, shall not be prorated as of the Closing Date; Seller shall remain entitled to retain and receive for its own account all Rental Payments applicable prior to and during the term of the Master Lease.

          (g) Intentionally omitted.

          (h) Intentionally omitted.

          (i) Contracts.  On or before 5:00 p.m. Eastern Daylight Time on the
              ---------
Due Diligence Approval Date, Purchaser shall notify Seller in writing if Purchaser elects not to assume at Closing any of the Contracts. Provided that this Agreement is not terminated prior to Closing pursuant to the terms hereof, Seller shall give notice of termination of such disapproved Contracts to the other parties thereto and Seller shall be responsible for all termination fees payable as a result of the termination of such contracts. However, Purchaser agrees that as of the Closing Date, at Seller's option , Seller's property manager and leasing agent, if any (whether such persons are independent contractors or employees of Seller) shall continue to manage the affairs of the Property.

          (j) Intentionally omitted.

          (k) No Adjustments.  This Section 9.1(k) shall govern any inconsistent
              --------------
provision herein. Seller and Purchaser acknowledge that because Seller and Purchaser will enter into the Master Lease on the Closing Date, it will be unnecessary to prorate real estate taxes, assessments,

                                      21.

utility charges, insurance premiums or any other operating expenses or additional rent items that are to be paid directly by Seller as tenant under the Master Lease. Accordingly, any and all of the costs, expenses, fees or other charges set forth above in this Section 9.1 shall not be prorated as of the Closing Date if and to the extent the same are operating expenses or other additional rent items to be paid directly by Seller as tenant under the Master Lease.

9.2  Closing Statement.
     -----------------

     Seller authorizes Purchaser's agents and employees to enter the Property upon two (2) business days' prior notice to Seller (which notice may be telephonic) before the Closing Date for the purpose of making such inventories, examinations and audits of the Property, and of the books and records of the Property, as Purchaser reasonably deems necessary in order to make the adjustments and prorations required under this Article 9, or under any other
                                               ---------
provisions of this Agreement, and to determine which items of Personal Property are excluded from this transaction and are to be retained by Seller or are subject to payment by Purchaser or proration between Purchaser and Seller in accordance with the terms of this Agreement. Based upon such audits and inventories made by both Purchaser and Seller, at or before the Closing, the Title Company shall prepare, subject to Seller's and Purchaser's review and approval, a closing statement (the "Closing Statement") which will show the net
                                    -----------------
amount due either to Seller or to Purchaser as the result of the adjustments contemplated herein, and such net due amount will be added to or subtracted from the payment of the cash balance of the Purchase Price to be paid to Seller pursuant to Article 3 hereof. The adjustments, prorations and determinations
            ---------
agreed to by Seller and Purchaser shall be conclusive and binding on the parties hereto.

9.3  Calculations.
     ------------

     Subject to the provisions of Section 9.1(a) above and solely for purposes
                                  --------------
of calculating prorations, Purchaser shall be deemed to be entitled to the Property and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which Closing occurs. All such prorations shall be made on the basis of the actual number of days of the year and month which shall have elapsed as of the Closing Date. Except as set forth herein, all items of income and expense for the period after Closing will be for the account of Purchaser, all as determined by the accrual method of accounting in accordance with generally accepted accounting principles consistently applied. Bills received after Closing which relate to expenses incurred, services performed, and any and all amounts allocable to the period prior to Closing, shall be paid by Seller and amounts received (including, without limitation, refunds and insurance proceeds) relating to the period prior to the Closing shall be paid to Seller.

9.4  Survival.
     --------

     The provisions of this Article 9 shall survive the Closing.
                            ---------

                                      22.

                                   ARTICLE X

                      CONDITIONS TO SELLER'S OBLIGATIONS

          Seller's obligation to close the transactions contemplated by this Agreement and to deliver the documents and instruments required under Article 8
                                                                      ---------
is subject to the following conditions (which may be waived by Notice from Seller):

          (a) Purchaser shall have paid the balance of the Purchase Price, plus or minus prorations and adjustments shown in the Closing Statement, by wire transfer of funds to the Title Company, which shall transfer such funds to the account or accounts as shall have been designated to the Title Company by Seller in advance of the Closing;

          (b) Purchaser shall have completed all of the deliveries required of Purchaser under Article 8, and all such documents and instruments shall be in
                ---------
form reasonably satisfactory to Seller and its counsel;

          (c) all of the representations set forth in Section 6 shall be true in
                                                      ---------
all material respects as of the Closing Date; and

          (d) all covenants and agreements which are required to be performed by Purchaser on or before Closing shall have been duly and timely performed and satisfied in all respects.

                                  ARTICLE XI

                     CONDITIONS TO PURCHASER'S OBLIGATIONS

          Purchaser's obligation to close the transactions contemplated by this Agreement and to deliver the balance of the Purchase Price and the other documents and instruments required under Article 8 is subject to the following
                                         ---------
conditions (which may be waived by Notice from Purchaser):

          (a) Purchaser shall have received from Seller all of the items described in Section 8.2(a) above that Seller is required to deliver to
             --------------
Purchaser;

          (b) all of the representations set forth in Section 5.1 shall be true
                                                      -----------
in all material respects as of the date hereof and as of the Closing Date;

          (c) Intentionally omitted.

          (d) Purchaser shall have received an ALTA owner's policy of title insurance with full extended coverage (including deletion of the mechanics lien and survey exceptions) and together with the Title Endorsements, or a commitment therefor reasonably satisfactory to Purchaser, issued by the Title Company, dated as of the date and time of the Closing and with liability in the amount of the Purchase Price, showing record fee simple title to the Real Property to be vested in Purchaser (subject only to the Permitted Encumbrances). If Purchaser wishes the

                                      23.

Title Company to issue any endorsements, Purchaser shall pay any costs associated with such endorsements;

          (e) All covenants and agreements which are required to be performed by Seller on or before Closing shall have been duly and timely performed and satisfied in all respects;

          (f) Between the Due Diligence Approval Date and the Closing Date, there shall not have occurred any event or change in the Property which results in the Improvements (a) becoming a non-conforming use under applicable zoning ordinances, (b) violating any restrictions, conditions or agreements which materially and adversely affects the value or operation of the Improvements following Closing, or (c) violating any applicable law, ordinance or regulation which materially and adversely affects the value or operation of the Improvements following Closing.

          (g) Between the Due Diligence Approval Date and the Closing Date, there shall not have occurred any event or change in the Property which results in the introduction of any hazardous substance or hazardous materials as defined by federal, state or local law, provided, however, that Seller shall be permitted to introduce to the Property such materials as reasonably and commonly used, and only in such quantities as reasonably and commonly used, in the operation of an office building complex such as the Property, provided, however, that such materials are used in accordance with all applicable laws.

          If the conditions described above have not been fulfilled on or before the Closing Date, then this Agreement may be terminated at Purchaser's sole option, by written notice from Purchaser to Seller delivered on or before the Closing Date, in which event both the Initial Deposit and the Additional Deposit, together with interest accrued thereon, shall be returned to Purchaser. If no such termination notice is timely delivered to Seller, the foregoing conditions shall be deemed satisfied or waived by Purchaser.

                                  ARTICLE XII

                    ACTIONS AND OPERATIONS PENDING CLOSING

          Seller agrees that, between the date of this Agreement and the Closing
Date:

          (a) Seller shall continue to operate and maintain the Property substantially in accordance with the present standards.

          (b) Until the Closing Date, Seller shall maintain or replace in the ordinary course of business all Personal Property associated with the Property and shall not sell, transfer, encumber or permit the sale, transfer or encumbrance of any such Personal Property except in the ordinary course of business, unless such Personal Property so removed is replaced with new Personal Property of similar quality and utility.

          (c) Seller shall maintain all Contracts and Permits in full force and effect, and in the ordinary course of business timely make all payments and observe and perform all material

                                      24.

obligations to be paid, observed or performed by Seller thereunder. Seller shall renew or replace with reasonably comparable service the Contracts which expire prior to the Closing Date, unless Purchaser requests in writing that they not be extended, renewed or replaced after being given reasonable notice of the expected expiration of the Contracts, which requests shall not be unreasonably made.

          (d) After the expiration of the Inspection Period, assuming that Purchaser has not terminated the Agreement, Seller shall not enter into any new Permits, Contracts or leases not subject to termination or cancellation by Seller by the expiration of the term of the Master Lease, materially modify or renew any existing Contracts or leases to extend beyond the term of the Master Lease, without the prior written consent of Purchaser. Purchaser will not unreasonably withhold, delay or qualify any consent requested by Seller under this subparagraph (b), and if Purchaser shall fail to give Notice of consent or disapproval of any such matter within five (5) business days after request therefor from Seller, then Purchaser shall be deemed to have consented thereto.

          (e) Seller shall execute and Purchaser, where necessary, shall join in the execution of, all applications and instruments required in connection with the transfer of all Permits (other than Excluded Permits) in order to transfer the benefits of such Permits to Purchaser on or prior to the Closing Date. Purchaser shall be responsible for, and pay promptly upon Seller's request, all costs related to such applications and instruments. Seller, subject to the next succeeding sentence, shall use its best efforts to preserve in full force and effect all existing Permits and to cause all those expiring to be renewed prior to the Closing Date. If any such Permit shall be suspended or revoked, Seller shall promptly so notify Purchaser and shall take all measures necessary to cause the reinstatement of such Permit without any additional limitation or condition.

          (f) Seller shall maintain in effect all policies of casualty and liability insurance or similar policies of insurance, with no less than the limits of coverage now carried with respect to the Real Property.

                                 ARTICLE XIII

                            CASUALTIES AND TAKINGS

13.1 Casualties.
     ----------

          (a) Materiality Threshold.  For purposes of this Section, "material"
              ---------------------
shall mean damage or destruction of the Property ("Casualty") for which the aggregate estimated cost of repair, restoration and rehabilitation (including all indirect and incidental costs and expenses), determined by Purchaser in its reasonable discretion, is in excess of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00).

          (b) Notice.  Seller shall give Purchaser prompt written notice of any
              ------
damage or destruction of the Property, without regard to the extent of such damage or destruction, which

                                      25.

notice shall specify the damage and the Seller's estimated cost of repair, restoration and rehabilitation, including all indirect and incidental costs and expenses (the "Casualty Notice").

          (c) Material Loss from Casualty.  If, prior to Closing, any portion of
              ---------------------------
the Property is damaged or destroyed to a "material" degree, Purchaser may, at its option, terminate this Agreement by delivery of written notice of such termination (the "Casualty Termination Notice") to Seller within fifteen (15) business days after receipt of the Casualty Notice. If damage or destruction occurs within fifteen (15) business days prior to the Closing Date, such Closing Date shall be extended to the date which is fifteen (15) business days after the receipt by Purchaser of the Casualty Notice. If Purchaser elects not to so terminate this Agreement then, (i) prior to the Closing, Seller will not settle the loss or otherwise irrevocably bind Purchaser to an award without Purchaser's consent, which consent shall not be unreasonably withheld, conditioned or delayed, and (ii) Purchaser shall have the exclusive right to settle the loss and to receive all proceeds of the casualty insurance covering the Improvements so damaged or destroyed.

          (d) Minor Loss from Casualty. If, prior to Closing, any portion of the
              ------------------------
Property is damaged or destroyed, but such damage or destruction is not "material," Seller shall use commercially reasonable efforts to restore, prior to Closing, the Property to its previous condition. If Seller is unable to complete said restoration of the Property to its previous condition prior to the Closing, then Purchaser shall accept an assignment from Seller to Purchaser of all of Seller's rights with respect to the settlement of all insurance proceeds receivable with respect to such damage or destruction and shall receive a proration credit at Closing equal to all deductibles therefrom (but not in excess of the amount of the cost of repair).

          (e) Termination.  If Purchaser elects to terminate this Agreement
              -----------
pursuant to this Section 13.1, both the Initial Deposit and the Additional
                 ------------
Deposit (if made), together with interest accrued thereon, shall be returned to Purchaser.

13.2 Taking.
     ------

     In the event that Seller has knowledge of the actual or threatened taking of all or any part of the Real Property by exercise of right of eminent domain, Seller will give Purchaser prompt written notice (a "Condemnation Notice") of
                                                     -------------------
such event. If, on or before the Closing Date, any Real Property shall be taken or threatened to be taken by exercise of right of eminent domain, or there shall be taken or threatened to be taken so material a part thereof that, in the reasonable opinion of Purchaser, the taking does or would materially interfere with the economic operation or use of the Property, then Purchaser may elect to terminate this Agreement by giving Seller Notice to such effect by the earlier to occur of (a) the Closing Date, or (b) ten (10) days after Seller has given Purchaser the Condemnation Notice. In the event that Purchaser elects to terminate this Agreement pursuant to this Section 13.2, both the Initial Deposit
                                          ------------
and the Additional Deposit (if made), together with interest accrued thereon prior to the termination of the Inspection Period, shall be returned to Purchaser. If Purchaser does not elect to terminate this Agreement, then the Closing shall take place as herein provided without any abatement of the Purchase Price, and Seller shall, by written instrument at the Closing, assign to Purchaser all of Seller's right, title and interest in and to any condemnation award which may be payable to Seller

                                      26.

on account of such condemnation without recourse. If, prior to the Closing Date, all or any portion of the Real Property shall be taken by exercise of right of eminent domain in a manner which does not give Purchaser the right to terminate this Agreement, the transaction contemplated hereby shall take place as provided in the preceding sentence. For purposes of this Section 13.2, the term "taking"
                                                ------------
shall include temporary as well as permanent takings, and a taking shall not be deemed to be "threatened" unless and until a fund for the payment of the anticipated compensation for such taking shall have been appropriated or some official action with respect to such taking shall have been taken by a governmental body possessing powers of eminent domain.

                                  ARTICLE XIV

                              ESCROW INSTRUCTIONS

          (a) Immediately after execution of this Agreement, Purchaser and Seller shall open an escrow account with Escrow Agent. The transactions contemplated by this Agreement shall be completed through Escrow Agent. This Agreement, together with Escrow Agent's standard form provisions and any additional restrictions not inconsistent with this Agreement as may be reasonably required by Escrow Agent, shall constitute joint escrow instructions to Escrow Agent regarding this matter.

          (b) In the event that the Closing hereunder shall occur, all interest accruing on the Initial Deposit and Additional Deposit shall thereupon be paid to Seller (with appropriate credit to Purchaser on the Settlement Statement). Such interest shall otherwise be payable to the party entitled to receive the Initial and Additional Deposits pursuant to this Agreement.

          (c) If disbursement from the Escrow Agent is requested at any time other than at the Closing, notice thereof shall be given by the requesting party to the non-requesting party, their respective attorneys, and the Escrow Agent. Such notice shall detail the basis for the request and shall be given by certified mail, return receipt requested, and the Escrow Agent shall not make any disbursement pursuant to (b) above until five (5) business days after receipt by the Escrow Agent of such notice and only if the Escrow Agent shall not receive notice disputing such payment prior to the expiration of said five
(5) business days.

          (d) The Escrow Agent, in its sole discretion, may at any time deposit the Initial Deposit and the Additional Deposit (if made) and any accrued interest with a court of competent jurisdiction selected by it in its capacity as Escrow Agent, and, in such event, the Escrow Agent shall be fully released and discharged from all liabilities and responsibilities in connection with holding the Initial Deposit and the Additional Deposit (if made).

          (e) The duties of the Escrow Agent are only as herein specifically provided and are purely ministerial in nature and the Escrow Agent shall incur no liability whatever with respect thereto, provided the Escrow Agent has acted in good faith.

                                      27.

          (f) The Escrow Agent is executing this Agreement solely to confirm that it will hold the Initial and Additional Deposits in escrow pursuant to the provisions of this paragraph.

          (g) The parties hereto acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be deemed to be an agent of either of the parties in any action that it shall take in its capacity as Escrow Agent. The Escrow Agent shall not be liable for any action or omission on its part unless such action is taken or suffered as the result of the willful misconduct or gross negligence of the Escrow Agent. The Escrow Agent will incur no liability for acting upon any instruction, notice, receipt or document believed by it to be genuine and to have been made, signed, sent or presented by a person or persons authorized to perform such acts. The Escrow Agent shall be under no duty to obtain the highest rate of interest upon the deposit to be placed in escrow.

                                  ARTICLE XV

                                    NOTICES

          Except as otherwise provided in this Agreement, all notices, demands, requests, consents approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to
        -------
be given with respect to this Agreement, shall be in writing and shall be personally served or sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be so notified as follows:

          If to Purchaser:   c/o Chase Capital Partners
                             380 Madison Avenue
                             New York, New York 10017
                             Attention:  Dwight I. Arnesen
                             Telephone:  (212) 622-3667
                             Telecopy:  (212) 622-4026

          with a copy to:    O'Sullivan Graev & Karabell, LLP
                             30 Rockefeller Plaza
                             New York, New York 10112
                             Attention:  Steven C. Koppel, Esq.
                             Telephone:  (212) 408-2490
                             Telecopy:  (212) 728-5950


          If to Seller:      WAM!NET, INC.
                             655 Lone Oak Drive
                             Eagan, Minnesota  55121
                             Attention:  Mark Marlow
                             Telephone:  (651) 256-5177
                             Telecopy:   651-256-5435

                                      28.

          with a copy to:    WAM!NET, Inc.
                             655 Lone Oak Drive
                             Eagan, Minnesota 55121
                             Attention:  General Counsel

          with a copy to:    Larkin Hoffman Daly & Lindgren, Ltd.
                             1500 Northwest Financial Center
                             7900 Xerxes Avenue South
                             Bloomington, Minnesota 55431
                             Attention:  Gary A. Renneke, Esq.
                             Telephone:  612-896-3238
                             Telecopy:  612-896-3250

A Notice shall be effective on the earlier of actual receipt or three (3) days after the mailing thereof. Notices may also be sent or delivered by (a) hand,
(b) overnight delivery or (c) facsimile, provided that in utilizing any form of delivery authorized by this sentence other than (a) or (b), such Notice must also be immediately sent to the addressee via certified mail, return receipt requested. Either party may at any time change the address for Notices to such party by giving a Notice as aforesaid.

                                  ARTICLE XVI

                                    DEFAULT

          (a) Purchaser and Seller agree that it will be difficult or impossible to ascertain Seller's damages in the event of a default by Purchaser hereunder, and that the Initial Deposit and the Additional Deposit (if paid) represents a fair and reasonable estimate thereof. Therefore, if Seller shall fully perform its obligations hereunder, and Purchaser shall fail or refuse to perform its obligations as required by the terms hereof, the sole remedy of the Seller shall be to retain the Initial Deposit and the Additional Deposit (if paid) as liquidated damages and not as a penalty and Purchaser's liability hereunder shall be limited to the Initial and Additional Deposits and neither party hereto shall have any further liability to the other hereunder, except for Purchaser's surviving obligations under Section 4(a) hereof.

          (b) If Purchaser shall fully perform its obligations hereunder and if Seller shall fail or refuse to perform its obligations hereunder, Seller's liability for damages shall be expressly limited to the return of the Initial Deposit and the Additional Deposit (if paid) (together with all interest accruing thereon) to Purchaser and the reimbursement of Purchaser for all reasonable costs of title examination, survey costs, reasonable legal fees and any fees and expenses actually incurred by or on behalf of Purchaser in connection with the transactions contemplated hereunder, provided that Seller's obligations shall not exceed Fifty Thousand Dollars and 00/100 ($50,000) in the aggregate. Alternatively, Purchaser shall have the right to specific performance of this Agreement. The foregoing remedies of damages or specific performance shall be Purchaser's sole remedies available.

                                      29.

                                 ARTICLE XVII

                                 MISCELLANEOUS

17.1 Assessments.
     -----------

     Assessments affecting the Property shall be payable by the party owning the Property at the time such assessments become due and payable. Notwithstanding the foregoing, if, on the Closing Date, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in installments, Seller shall be obligated to pay only those installments due and payable prior to or on the Closing Date and Purchaser shall be obligated to pay all installments due and payable after the Closing Date.

17.2 Assignment.
     ----------

     Purchaser shall not have the right to assign its right, title or interest in this Agreement to any person or entity without Seller's prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Purchaser may assign this Agreement without Seller's consent to one
(1) or more affiliates of Purchaser or to Purchaser's lending sources. Any attempted assignment by Purchaser in violation of the preceding sentence shall be null and void and of no force and effect, at Seller's option. Purchaser hereby agrees that any assignment by Purchaser (whether or not consented to by Seller) shall not relieve Purchaser of its obligations and liabilities hereunder.

17.3 Assignment of Contracts, Rights, etc.
     ---------------------------------------

     Anything contained in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement or attempted agreement to transfer, sublease or assign any contract, license, real or personal property lease, or other agreement, or any Permit, if an attempted transfer, sublease or assignment thereof, without the required consent of any other party thereto, would constitute a breach thereof or in any way affect the rights of Purchaser or Seller thereunder. The parties shall use commercially reasonable efforts to obtain the consent of any such third party to the foregoing to the transfer or assignment thereof to Purchaser in all cases in which such consent is required for such transfer or assignment. If such consent is not obtained, the parties shall cooperate in any arrangements necessary or desirable to provide for Purchaser the benefits thereunder, including, without limitation, enforcement by Seller for the benefit of Purchaser of any and all rights of Seller thereunder against the other party thereto.

17.4 Attorneys' Fees.
     ---------------

     If any action is brought by either Purchaser or Seller, each party shall pay its own costs and expenses incurred in such action.

17.5 Broker's Commission.
     -------------------

     Purchaser represents to Seller that it has not dealt with any broker other than Pearson Partners, Inc. ("Pearson") in connection with this transaction. Seller represents to Purchaser that it has not dealt with any broker other than Nelson, Tietz & Hoye ("NTH") and Grubb & Ellis

                                      30.

("G&E") in connection with this transaction. Seller shall be exclusively responsible for payment of any commission or other compensation earned by NTH, G&E and Pearson through G&E in connection herewith. Purchaser agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claim that may be made against Seller by any other broker or other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any act, omission or alleged act or omission of Purchaser or its representatives. Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claim that may be made against Purchaser by any other broker or other person claiming a commission, fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any act, omission or alleged act or omission of Seller or its representatives.

17.6  Confidentiality.
      ---------------

      Seller and Purchaser hereby covenant and agree that, at all times after the date of this Agreement and prior to the Closing, unless expressly consented to in writing by the other party, no public disclosure (by press release or other media) shall be made concerning this transaction except for Seller's S-1 filing with the United States Securities and Exchange Commission. Purchaser agrees to keep strictly confidential all information provided to or obtained by Purchaser pursuant to this Agreement provided, however, that disclosures with
                                     --------  -------
respect to the Agreement, the transactions contemplated thereby and any negotiations or discussions with respect thereto shall be permitted among Purchaser, Purchaser agents and any persons or entities that may potentially supply financing to Purchaser to consummate the transactions contemplated hereby.

17.7  Construction.
      ------------

      The parties acknowledge that their attorneys have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any Exhibits, Schedules or amendments hereto.

17.8  Cooperation.
      -----------

      The parties agree to use commercially reasonable efforts to satisfy, and to cooperate with and assist the other parties hereto to satisfy, the conditions to Closing in a timely manner.

17.9  Delivery of Keys.
      ----------------

      At the Closing, Seller shall deliver to Purchaser a key to the main entrance of the Property.

                                      31.

17.10  Further Assurances.
       ------------------

       Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, the parties shall execute and deliver or cause to be executed and delivered such documents as may be reasonably request for the implementation and consummation of the transactions contemplated by this Agreement. Each party hereto which is a designated signatory to any Exhibits and Schedules hereto agrees to execute and deliver the execution copies of such Exhibits and Schedules at or prior to the Closing.

17.11  Further Instruments and Acts.
       ----------------------------

       The parties shall execute and deliver such additional instruments and shall do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.

17.12  General.
       -------

       This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including, without limitation, all Schedules and Exhibits hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated, nor shall any obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. All Schedules and Exhibits described herein and attached hereto are fully incorporated into this Agreement by this reference for all purposes.

17.13  Governing Law.
       -------------

          THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE SATE OF MINNESOTA. PURCHASER AND SELLER EACH HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY MINNESOTA STATE COURT OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND FURTHER HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH MINNESOTA STATE COURT. PURCHASER AND SELLER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EACH EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

                                      32.

17.14  Indemnities.
       -----------

       Purchaser agrees that it will indemnify, defend, protect and hold Seller and their agents harmless from and against all actions, claims, penalties, damages and expense including, without limitation, reasonable attorneys' fees and disbursements, based upon or arising out of all matters relating to the operation of the Property and any claim for personal injury or property damage based on any event occurring on or about the Property after the Closing Date or in connection with Purchaser's access to the Property in accordance with this Agreement prior to the Closing Date (the foregoing indemnity shall survive any termination of this Agreement). Seller agrees that it will indemnify, defend, protect and hold Purchaser harmless from and against all costs, claims, penalties, damages and expense including, without limitation, reasonable attorneys' fees, based upon or arising out of (i) all matters relating to the operation of the Property prior to the Closing Date, (ii) any claim for personal injury or property damage based upon an event occurring in or about the Property prior to the Closing Date and (iii) all matters arising out of any contract or agreement relating to and of the Property that has been terminated by Seller on or prior to the Closing Date.

17.15  Joint and Several Obligations.
       -----------------------------

       If more than one person signs this Agreement as Seller or Purchaser, their obligations under this Agreement will be joint and several.

17.16  No Solicitation.
       ---------------

          (a) Seller shall, and shall direct and cause its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and its other representatives and agents (collectively, "Representatives") to,
                                                     ---------------
immediately cease any discussions or negotiations with any parties other than Purchaser that may be ongoing with respect to an Alternative Transaction (as hereinafter defined). From and after the date hereof until the earlier of the Closing or the termination of this Agreement pursuant to the terms hereof, Seller shall not authorize or permit its Representatives to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction, (ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction or (iii) execute any agreements regarding an Alternative Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any Representative of Seller shall be deemed to be a breach of this Section 17.16 by
                                                                -------------
Seller.  For purposes of this Agreement, an "Alternative Transaction" means the
                                             -----------------------
purchase or lease of all or of any portion of the Property or any debt or equity financing of the Property other than an equity investment or debt financing in Seller by an investor which is not secured by the Property.

          (c) The parties recognize and acknowledge that in the event of a breach of this Section 17.16 will cause irreparable and material loss and damage
               -------------
to the non-breaching party as to which it will not have an adequate remedy at law or in equity. Accordingly, each party acknowledges and agrees that the issuance of an injunction or other equitable remedy is an appropriate remedy for any such breach.

                                      33.

          (d) Notwithstanding the foregoing provisions of this Section 17.16,
                                                               -------------
during the period after August 14, 1999 and prior to the end of the Inspection Period, Seller shall have the right to enter into agreements for the sale of the Property (and to enter into discussions and negotiations related thereto) with other persons or entities (any such person or entity being referred to herein as a "Back-Up Purchaser") provided that (i) Seller shall disclose to any Back-Up Purchaser the fact that Seller has entered into an agreement for the sale of the Property, and (ii) Seller shall not disclose to any Back-Up Purchaser or to any of its representatives any of the terms of this Agreement or any agreements executed or contemplated to be executed in connection herewith. On the Closing Date, Seller shall immediately terminate any agreements entered into (and any discussions and negotiation related thereto) with any Back-Up Purchaser.

17.17  Paragraph Headings.
       ------------------

       The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

17.18  No Recording.
       ------------

       Neither party shall record this Agreement or a memorandum hereof.

17.19  Remedies.
       --------

       Except as otherwise set forth herein, the parties shall have and retain all rights and remedies existing in their favor at law or in equity, including without limitation, any actions for specific performance and/or injunctive or other equitable relief (including without limitation, the remedy of rescission) to enforce or prevent any violations of the provisions of this Agreement.

17.20  Rights Cumulative.
       -----------------

       Except as set forth herein, all rights, powers and remedies herein given to Purchaser and Seller are cumulative and not alternative, and are in addition to all statutes or rules of law. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warrant hereunder.

17.21  Severability.
       ------------

       The provisions of this Agreement are severable, and if any provision or part hereof or the application thereof to any person or circumstances shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Agreement and

                                      34.

the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby.

17.22  Successors.
       ----------

       The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

17.23  Survival.
       --------

       The provisions of this Article 17 shall survive the Closing.
                              ----------

17.24  Waiver.
       ------

       No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Agreement.

17.25  Master Lease and Warrant Agreement.
       ----------------------------------

       Commencing on the date hereof, the parties shall negotiate in good faith and prepare the Master Lease and the Warrant Agreement. If the Master Lease and/or the Warrant Agreement has not been finalized prior to the Closing Date, either party shall have the right to terminate this Agreement which right shall be exercised by delivering written notice to the other party within five (5) days thereafter. Notwithstanding the foregoing, if either party has not acted in good faith in negotiating the Master Lease and/or the Warrant Agreement, such party shall not have the right to terminate this Agreement pursuant to this
Section 17.25.  For purposes of this Section 17.25, a party shall be deemed to
-------------                        -------------
have not acted in good faith if, among other things, such party has not made itself and its representatives reasonably available for negotiations of the Master Lease and/or the Warrant Agreement. If this Agreement is terminated by either party pursuant to the provisions of this Section 17.25, the Initial Deposit and the Additional Deposit (if made), together with all interest thereon, shall be returned to Purchaser within two (2) business days after the other party's receipt of the terminating party's notice of termination.

17.26  Break-up Fee.
       ------------

       In the event that the Seller does not obtain board approval for the execution of the Master Lease or Warrant Agreement which incorporate the terms of the transactions contemplated hereunder and Purchaser is otherwise willing and able to execute the Master Lease or Warrant Agreement consistent with the terms of Exhibit G and Exhibit H, the Seller shall reimburse Purchaser for all
         ---------     ---------
costs of title examination, surveys, reasonable legal fees, engineering reports, environmental reports and any other fees and expenses incurred by or on behalf of Purchaser in connection with the transactions contemplated hereunder, not to exceed Fifty Thousand and 00/100 Dollars ($50,000) in the aggregate.

                                      35.

17.27  Termination and Return of Deposits.
       ----------------------------------

       This Section 17.26 shall govern any inconsistent provision of this Agreement. In the event of the termination of this Agreement and the Initial Deposit and/or the Additional Deposit are to be returned to Purchaser, neither the Initial Deposit nor the Additional Deposit (as applicable) shall be returned to Purchaser until the following conditions are satisfied: (i) Purchaser executes and delivers a purchase agreement cancellation instrument reasonably satisfactory to Seller; and (ii) Purchaser pays any and all amounts to be paid in connection with Purchaser's Reports, if the failure to pay the same may subject Seller or the Property to any liability or liens, and Purchaser provides Seller with paid receipts and lien waivers (if applicable) for the same; and
(iii) Purchaser has delivered to Seller true and complete copies of all of Purchaser's Reports and other written materials pertaining to its due diligence; however, this subsection (iii) shall apply only if Seller is obligated to pay and in fact pays (a) the break-up fee referred to in Section 17.26 of this Agreement, or (b) Purchaser's costs, fees and expenses pursuant to Section 16(b) of this Agreement.

17.28  Assignment of Foothill Loan.
       ---------------------------

       Seller hereby consents to Purchaser and Purchaser's lender contacting Foothill Capital Corporation in connection with a possible partial assignment of the Foothill Loan (as hereinafter defined) from Foothill to Purchaser's lender. As used herein, the "Foothill Loan" shall mean that certain loan by Foothill to Seller pursuant to that certain Loan and Security Agreement and that certain Mortgage with Power of Sale, Assignment of Rents, Security Agreement and Fixture Filing (the "Mortgage"), each dated as of July 16, 1999. Purchaser understands and acknowledges that although the lien of the Mortgage against the Property is to be released in conjunction with the Closing, the Foothill Loan will not be paid in its entirety as of the Closing and that Seller intends to continue to utilize the Foothill Loan as an ongoing line of credit pursuant to said Loan and Security Agreement. Accordingly, Seller does not hereby make any representation regarding the practicability or feasibility of any such partial assignment, even if the same is otherwise acceptable to all parties thereto. Purchaser shall cause any such assignment to be conditioned upon Seller being fully released of liability under and in connection with that part of the Foothill Loan to be assigned. Purchaser shall reimburse Seller for any and all costs and expenses incurred by Seller, including but not limited to attorneys' fees, incurred in connection with its cooperation, facilitation and execution of documents in connection with such assignment. Purchaser shall make such reimbursement to Seller upon the earlier of the Closing or ten (10) days after written request therefor by Seller.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

          SELLER:                  WAM!NET INC.

                                   By: ________________________________
                                       Name:

                                      36.

                                   Title:


          PURCHASER:          CCPRE-EAGAN, LLC


                              By: _____________________________
                                  Name:
                                  Title:

                                      37.

                               TABLE OF CONTENTS

                                                                                                               Page
Preliminary statement.......................................................................................      1
ARTICLE I  DEFINITIONS......................................................................................      1
1.1 Definitions.............................................................................................      1
    -----------
1.2 References..............................................................................................      5
    ----------
ARTICLE II  SALE AND PURCHASE...............................................................................      6
2.1 Sale and Purchase.......................................................................................      6
    -----------------
2.2 Liabilities Not Being Assumed...........................................................................      6
    -----------------------------
ARTICLE III  PURCHASE PRICE AND DOWN PAYMENTS...............................................................      6
3.1 Purchase Price..........................................................................................      6
    --------------
3.2 Downpayments............................................................................................      6
    ------------
ARTICLE IV  INSPECTION BY PURCHASER.........................................................................      8
ARTICLE V  REPRESENTATIONS AND WARRANTIES OF SELLER.........................................................      9
5.1 Seller's Representations and Warranties.................................................................      9
    ---------------------------------------
5.2 Survival................................................................................................     13
    --------
5.3 As Is...................................................................................................     13
    -----
ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................................................     14
6.1 Purchaser's Representations and Warranties..............................................................     14
    ------------------------------------------
6.2 Survival................................................................................................     15
    --------
ARTICLE VII  TITLE AND SURVEY MATTERS.......................................................................     15
7.1 Objections to Title.....................................................................................     15
    -------------------
7.2 Violations..............................................................................................     16
    ----------
7.3 Survey..................................................................................................     16
    ------
7.4 Curing Objections to Title and Violations...............................................................     17
    -----------------------------------------
ARTICLE VIII  THE CLOSING...................................................................................     17
8.1 Closing.................................................................................................     17
    -------
8.2 Deliveries at Closing...................................................................................     17
    ---------------------
8.3 Closing Costs...........................................................................................     20
    -------------
8.4 Reporting...............................................................................................     20
    ---------
ARTICLE IX  ADJUSTMENTS AND PRORATIONS; CLOSING STATEMENTS..................................................     21
9.1 Adjustments and Prorations..............................................................................     21

9.2 Closing Statement.......................................................................................     22
    -----------------
9.3 Calculations............................................................................................     22
    ------------
9.4 Survival................................................................................................     23
    --------
ARTICLE X  CONDITIONS TO SELLER'S OBLIGATIONS...............................................................     23
ARTICLE XI  CONDITIONS TO PURCHASER'S OBLIGATIONS...........................................................     23
ARTICLE XII  ACTIONS AND OPERATIONS PENDING CLOSING.........................................................     25
ARTICLE XIII  CASUALTIES AND TAKINGS........................................................................     26
13.1 Casualties.............................................................................................     26
    -----------
13.2 Taking.................................................................................................     27
    -------
ARTICLE XIV  ESCROW INSTRUCTIONS............................................................................     27
ARTICLE XV  NOTICES.........................................................................................     28
ARTICLE XVI  DEFAULT........................................................................................     29

                                      i.

ARTICLE XVII MISCELLANEOUS..................................................................................     30
17.1  Assessments...........................................................................................     30
      ------------
17.2  Assignment............................................................................................     30
      ----------
17.3  Assignment of Contracts, Rights, etc..................................................................     30
      ------------------------------------
17.4  Attorneys' Fees.......................................................................................     31
      ---------------
17.5  Broker's Commission...................................................................................     31
      -------------------
17.6  Confidentiality.......................................................................................     31
      ---------------
17.7  Construction..........................................................................................     32
      ------------
17.8  Cooperation...........................................................................................     32
      -----------
17.9  Delivery of Keys......................................................................................     32
      ----------------
17.10 Further Assurances....................................................................................     32
      ------------------
17.11 Further Instruments and Acts..........................................................................     32
      ----------------------------
17.12 General...............................................................................................     32
      -------
17.13 Governing Law.........................................................................................     33
      -------------
17.14 Indemnities...........................................................................................     33
      -----------
17.15 Joint and Several Obligations.........................................................................     33
      -----------------------------
17.16 No Solicitation.......................................................................................     33
      ---------------
17.17 Paragraph Headings....................................................................................     34
      ------------------
17.18 No Recording..........................................................................................     34
      ------------
17.19 Remedies..............................................................................................     34
      --------
17.20 Rights Cumulative.....................................................................................     35
      -----------------
17.21 Severability..........................................................................................     35
      ------------
17.22 Successors............................................................................................     35
      ----------
17.23 Survival..............................................................................................     35
      --------
17.24 Waiver................................................................................................     35
      ------
17.25 Master Lease and Warrant Agreement....................................................................     35
      ----------------------------------
17.26 Break-up Fee..........................................................................................     36
      ------------
17.26 Termination and Return of Deposits....................................................................     36
      ----------------------------------

                                      ii.

SCHEDULES

Schedule A-1          -  Contracts

Schedule A-2          -  Excluded Contracts

Schedule B            -  Excluded Permits

Schedule C            -  Personal Property

Schedule D            -  Warranties

Schedule 5.1(d)       -  Consents

Schedule 5.1(f)       -  Permitted Encumbrances

Schedule 5.1(n)       -  Litigation

Schedule 5.1(p)       -  Environmental Disclosures

                                     iii.

EXHIBITS

Exhibit A-1     -  Operating Parcel

Exhibit A-2     -  Vacant Parcel

Exhibit B       -  Limited Warranty Deed

Exhibit C       -  Bill of Sale

Exhibit D       -  Assignment and Assumption Agreement

Exhibit E       -  Omitted

Exhibit F       -  Tenant Estoppel Certificate

Exhibit G       -  Master Lease Terms

Exhibit H       -  Warrant Terms

Exhibit I       -  Development Agreements

Exhibit J       -  Title Endorsement

Exhibit K          Financial Statements

                                      iv.

                                 SCHEDULE A-1

                                   CONTRACTS

                                 SCHEDULE A-2

                              EXCLUDED CONTRACTS

                                  SCHEDULE B

                               EXCLUDED PERMITS

                                   SCHEDULE C

                               PERSONAL PROPERTY

                                  SCHEDULE D

                                  WARRANTIES

                                SCHEDULE 5.1(f)

                            PERMITTED ENCUMBRANCES

                                SCHEDULE 5.1(n)

                                  LITIGATION

                                SCHEDULE 5.1(p)

                           ENVIRONMENTAL DISCLOSURES

                                  EXHIBIT A-1

                               OPERATING PARCEL

Lots 1 and 2, Cray Second Addition, according to the recorded plat thereof, Dakota County, Minnesota.

                                  EXHIBIT A-2

                                 VACANT PARCEL

Not Applicable. All of the Land is comprised of the Operating Parcel. There is no separate and distinct Vacant Parcel.

                                   EXHIBIT B

                             LIMITED WARRANTY DEED

                                   EXHIBIT C

                                 BILL OF SALE

Not Applicable.

                                   EXHIBIT D

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   EXHIBIT E


Intentionally Omitted/Blank.

                                   EXHIBIT F

                          TENANT ESTOPPEL CERTIFICATE

                                   EXHIBIT G

                               MASTER LEASE TERMS

See Letter of Intent dated August 4, 1999, by and between Seller and Purchaser.

                                   EXHIBIT H

                                 WARRANT TERMS


See Letter of Intent dated August 4, 1999, by and between Seller and Purchaser.

                                   EXHIBIT I

                             DEVELOPMENT AGREEMENTS

1. Agreement (Land Use Covenants and Restrictions) dated December 2, 1986 by and between First National Bank of Minneapolis, as Trustee and JAR Eagan Properties, Inc.

2. Development Contract dated December 17, 1987 between the City of Eagan and Cray Research, Inc.

3. Development Contract dated August 15, 1989 between the City of Eagan and Cray Research, Inc.

4. Amendment to Agreement dated February 28, 1992, between First Bank National Association, as Trustee, and Cray Research, Inc.

5. Development Rights Distribution Agreement dated March 4, 1999 between Cray Research, LLC, and WAM!NET Inc.

6. Allocation of Parking Spaces Agreement dated March 4, 1999 between Cray Research, LLC and WAM!NET Inc.

7.   Indirect Source Permit 99-14 issued by the City of Eagan to WAM!NET Inc.

                                   EXHIBIT J

                               TITLE ENDORSEMENT

1.   ALTA/Form 9
2.   Delineated Survey
3.   Access
4.   Subdivision
5.   Tax Parcel
6.   ALTA/Form 3.1
7.   ALTA/Form 116
8.   Environmental Protection
9.   Doing Business
10.  ALTA/Form 1
11.  First Loss
12.  Arbitration
13.  Creditor's Rights
14.  Usury
15.  ALTA/Form 6

                                   EXHIBIT K

                             FINANCIAL STATEMENTS

                                  SCHEDULE A-1
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                    CONTRACTS

1. Development Agreement dated December 17, 1987, as amended by First Amendment to Development Contract dated June 20, 1989.

2. Development Contract dated August 15, 1989, by and between the City of Eagan and Cray Research, Inc.

3. Agreement (Land Use Covenants and Restrictions) dated December 2, 1986, by and between First National Bank of Minneapolis and JAR Eagan Properties, Inc., as amended by Amendment to Agreement (Land Use Covenants and Restrictions) dated February 28, 1992.

4. Development Rights Distribution Agreement dated March 4, 1999, by and between Cray Research, L.L.C. and WAM!NET INC.

5. Allocation of Parking Spaces Agreement dated March 4, 1999, by Cray Research, L.L.C. and WAM!NET INC.

6. Lease dated March 4, 1999, by and between WAM!NET INC., as Lessor, and Silicon Graphics, Inc., as Lessee.

7. Property Management Agreement dated March 4, 1999, by and between WAM!NET INC., as Owner, and Silicon Graphics, Inc., as Property Manager.

8. Pollution Legal Liability Select Policy by AIG Environmental in favor of WAM!NET INC. dated March 3, 1999.

9.   Indirect Source Permit (ISP) 99-14 dated June 7, 1999.

                                  SCHEDULE A-2
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                               EXCLUDED CONTRACTS

1. Property Management Agreement dated March 4, 1999, by and between WAM!NET INC., as Owner, and Silicon Graphics, Inc., as Property Manager.

2.   The SGI Lease.

                                   SCHEDULE B
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                EXCLUDED PERMITS



NONE.

                                   SCHEDULE C
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                PERSONAL PROPERTY



NONE.

                                   SCHEDULE D
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                   WARRANTIES

Any and all warranties pertaining to the Property and benefiting Seller, if and to the extent assignable.

                                SCHEDULE 5.1 (d)
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                    CONSENTS

NONE.

                                SCHEDULE 5.1 (f)
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                             PERMITTED ENCUMBRANCES


1. Terms and conditions of Lease as evidenced by Memorandum of Lease dated as of March 4, 1999, filed of record March 8, 1999, as Document No. 1586099, by and between Wam!Net Inc., a Minnesota corporation, Lessor, and Silicon Graphics, Inc., a Delaware corporation, Lessee.

2.   As to Lots 1 and 2:
     Terms and conditions of the unrecorded Allocation of Parking Spaces Agreement dated March 4, 1999, by and between Cray Research, L.L.C., and Wam!Net Inc.

3.   As to Lots 1 and 2:
     Agreement (Land Use Covenants and Restrictions) dated December 2, 1986, filed or record December 3, 1986, as Document No. 754646, by and between First National Bank of Minneapolis, and JAR Eagan Properties, Inc., a Delaware corporation, as amended by Amendment to Agreement (Land Use Covenants and Restrictions) dated February 28, 1992, filed of record March 8, 1999, as Document No. 1586097.

4.   As to Lots 1 and 2:
     Terms and conditions of Development Rights Distribution Agreement dated as of March 4, 1999, filed of record March 8, 1999, as Document No. 1586100, by and between Cray Research, L.L.C., a Delaware limited liability company, and WAM!NET Inc., a Minnesota corporation.

5. Drainage and utility easement(s) as shown on the recorded plat of Cray Second Addition.

6.   As to Lot 1:
     20-foot easement in favor of the City of Eagan as contained in Easement filed of record March 7, 1990, as Document No. 928999.

7.   As to Lot 1:
     Easement over the Southerly 20 feet of the subject property in favor of the City of Eagan as contained in Easement filed of record June 22, 1990, as Document No. 943309.

8.   As to Lot 1:
     Limitation of access from subject property to County State Aid Highway No. 26 (Lone Oak Road) along the Southerly boundary as per the Official Plat of Lone Oak and Cray Second Addition.

9.   As to Lot 1:

     Easement to Socony Mobil Oil Co. over the North 100 feet of the East 100 feet as per Grant filed of record in Book 64 of Miscellaneous Records, page 504.

10.  As to Lot 1:
     Drainage and utility easements over Southwesterly 10 feet of subject property as per the Official Plat of Lone Oak, as partially vacated by Resolution filed of record October 21, 1987, as Document No. 811972.

11.  As to Lots 1 and 2:
     Memorandum of Development Agreement dated December 17, 1987, filed of record April 19, 1988, as Document No. 835970, as amended by unrecorded First Amendment to Development Contract dated June 20, 1989.

12.  As to Lots 1 and 2:
     Terms and conditions contained in the unrecorded Development Contract dated August 15, 1989, by and between the City of Eagan, a Minnesota municipal corporation, and Cray Research, Inc., a Delaware corporation.

                                SCHEDULE 5.1 (n)
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                                   LITIGATION

NONE.

                                SCHEDULE 5.1 (p)
                                       TO
                           PURCHASE AND SALE AGREEMENT
                                       AND
                               ESCROW INSTRUCTIONS

                            ENVIRONMENTAL DISCLOSURES

a) Copies of all correspondence and communications betweeen SGI and the Minnesota Pollution Control Agency, Environmental Protection Agency, or any other governmental body/agency in connection with the property.

          a) June 26, 1995 - Correspondence to Minnesota Emergency Reponse Commission Regarding Original Toxic Chemical Release Inventory Form
          b) 1997 Tier Tow Turnaround Report to State of Minnesota, Department of Public Safety
          c) 1996 Tier Two Turnaround Report to State of Minnesota, Department of Public Safety
          d) June 24, 1994 - Minnesota Pollution Control Agency Above-Ground Tank Facility Notification Form
          e) August 19, 1996 - Minnesota Pollution Control Agency Above Ground Tank Facility Notification Form
          f)   1991 Dakota County Annual Report and Re-license Application
          g)   January 31, 1995 - Correspondence to the Minnesota Department of
               Public Safety enclosing Tier Tow Turnaround Reports and MSDS
          h)   1995 Tier Tow Turnaround Report to State of Minnesota, Department
               of Public Safety
          i) Novemebr 29, 1994 - Hazardous Chemical Release/Inventory Fee Statement from the Minnesota Department of Public Safety
          j) May 7, 1998 - Hazardous Chemical Release/Inventory Fee Statement from the Minnesota Department of Public Safety
          k)   December 15, 1995 - Cray Research, Inc., Modified Contingency
               Plan
          l) Correspondence from the Minnesota Department of Public Safety regarding verification report
          m) July 9, 1996 - Corresponence to the Minnesota Energy Commission regarding Pollution Prevention Plan and Report
          n) November 3, 1994 - Correspondence from Minnesota Emergency Response Commission enclosing three (3) Toxic Chemical Release Inventory forms
          o) February 27, 1992 - Correspondence to the Minnesota Emergency Response Board enclosing the 1991 Tier Two Turnaround Report
          p) February 27, 1993 - Correspondence to the Emergency Response Commission enclosing the Tier Tow Turnaround Report for 1992
          q) 1994 Interoffice Memorandum Regarding Cray Research, Inc. EPA ID numbers and Air Permits
          r) August 26, 1991 - Correspondence to United States Environmental Protection Agency regarding Conditional Exempt Generator Status
          s) September 11, 1991 - Correspondence from United Statements Environmental Protection Association Regarding Generator Status
          t) September 15, 1995 - Correspondence to EPCRA Reporting Center Regarding Deletion of a SARA Title III Form R Report
          u)   November 15, 1995 - Toxic Release Inventory Releasive Value
               Report
          v)   December 5, 1995 - Toxic Release Inventory Releasive Value Report
          w) December 9, 1994 - Correspondence from EPCRA Reporting Center Regarding Toxic Release Inventory Reports
          x) June 27, 1991 - Correspondence to EPCRA Reporting Center Regarding Toxic Chemical Release Reporting Information
          y)   August 21, 1992 - EPA Form R

          z) June 25, 1993 - Correspondence to EPCRA Reporting Center Regarding Toxic Chemical Release Reporting Information
          aa)  July 23, 1991 - Notification of Regulated Waste Activity
          bb) August 21, 1992 - Correspondence to EPCRA Reporting Center Regarding Toxic Chemical Release Reporting Information
          cc) June 30, 1994 - Correspondence to EPCRA Reporting Center Regarding Toxic Chemical Reporting Information
          dd) September 15, 1995 - Correspondence to Minnesota Pollution Control Agency Regarding Pollution Prevention Plan or Report
          ee) August 15, 1995 - Correspondence to Minnesota Pollution Control Agency Regarding Air Emission Registration Premit No. 03700222-001
          ff) April 24, 1997 - Correspondence to Minnesota Pollution Control Agency Regarding Request to Amend the Registration Option C Plan Text Permit for Cray Research
          gg) June 20, 1995 - Minnesota Pollution Control Agency Facility Information
          hh) 1995 Air Emission Inventory for Option C Registration Permitees - Minnesota Pollution Control Agency
          ii)  1996 Minnesota Pollution Control Agency Air Emissions Estimate
          jj) December 17, 1998 - Correspondence from Minnesota Pollution Control Agency Regarding 1997 Air Emissions Estimate
          kk)  1995 Emission Inventory Certification
          ll)  April 4, 1996 - Internal correspondence Regarding Air Permit
               Invoice
          mm) August 21, 1992 - Correspondence to Minnesota Pollution Control Agency Regarding Pollution Prevention Plan and Report
          nn) March 29, 1993 - Correspondence to Minnesota Pollution Control Agency Regarding Storm Water Permit Application
          oo) August 25, 1993 - Correspondence to Minnesota Pollution Control Agency Regarding Pollution Prevention Plan and Report
          pp) January 11, 1995 - Correspondence to the Minnesota Pollution Control Agency Enclosing Hazardous Waste Manifest and Land Band
          qq) September 24, 1997 - Correspondence to the Minnesota Pollution Control Agency Regarding Manifest Inspection Data Tracking Form
          rr) September 12, 1986 - Correspondence to City of Eagan Regarding Environmental Impact Statement
          ss) April 27, 1987 - Correspondence to Minnesota Pollution Control Agency Indirect Source Permit ISP 87-3

b) Existing Phase I and Phase II Environmental Reports and/or wetlands analysis, if any, issued in connection with the property
          a) E86-196 Preliminary Environmental Evaluation - Braun Environmental Laboratories
          b) October 15, 1986 - Correspondence regarding E86 - 196 Addendum to Environmental Evaluation Report
          c) Bay West Environmental and "Green" Audit 6/23/94 (sent to Tom Alexander on February 22, 1999)
          d) Update on Bay West Audit 10/97 (sent to Tom Alexander on February 22, 1999).

     III. Copies of all governemental permits and approvals, including without limitation all indirect source permits and variances, granted in connection with the construction or operation of the property
          a)   February, 1986 - Application for Indirect Source Permit
          b) April 10, 1989 - Permit Application of Waters of the State, Non-irrigation
          c) January 27, 1999 - Environmental, Health and Safety-Due Diligence for 655 Lone Oak Drive, Eagan, Minnesota
          d) 1992 - 1993, Dakota County Environmental Management Correspondence Enclosing Hazardous Waste Generator License
          e) 1995 - 1996, Dakota County Environmental Management correspondence Enclosing Hazardous Waste Generator License

          f) 1998 - 1999, Dakota County Environmental Management correspondence Enclosing Hazardous Waste Generator License
          g) October 28, 1992 - Dakota County Environmental Management Correspondence Enclosing Hazardous Waste Generator License Application
          h) July 15, 1991 - Dakota County Environmental Management Correspondence Enclosing Hazardous Waste Generator License Application
          i)   July 16, 1991 - Dakota County Hazardous Waste Generator Fee
               Statement
          j) December 18, 1991 - Correspondence from Dakota County Regarding Hazardous Waste License
          k)   February 1, 1995 - Dakota County Environmental Management Invoice
          l)   February 5, 1997 - Dakota County Environmental Management Invoice
          m) January 13, 1998 - 1997 Hazardous Waste Generator Annual Report and License Renewal Application
          n)   1996 Hazardous Waste Base Tax for VSQGs
          o) July 18, 1991 - Correspondence from Dakota County Public Health Department Regarding Hazardous Waste Generator Inspection
          p)   Commercial License from March 1, 1998 to 1999
          q) May 12, 1987 - Correspondence from the Minnesota Pollution Control Agency Regarding Transfer of Indirect Source Permit 87-3
          r) Indirect Source Permit (ISP) 92-11 (sent to Ed Driscoll on January 21, 1999)
          s)   Ingress and Egress Easement in Connection with Private Project
               #89-E
          t) Letter Agreement of January 17, 1989 with Northwest Airlines, Inc. (delivered to Tom Alexander January 29, 1999)
          u) Correspondence of December 19, 1988 with Steven Rosholt, Counsel for City of Eagan with Tax Increment Financing Plan (delivered to Tom Alexander January 29, 1999)
          v) Correspondence of December 6, 1988 from Ronald A. Zamansky to City of Eagan regarding Tax increment Financing; (delivered to Tom Alexander January 29, 1999)
          w) Response of City of Eagan Counsel dated Janaury 12, 1989 to Ronald A. Zamansky.
          x) Limited OSHA Compliance Survey Report 6/19/96 sent to Tom Alexander on February 22, 1999)
          y) January 17, 1989, City of Eagan Resolutions regarding Tax Increment Financing (sent via fax to Tom Alexander March 2, 1999)

     IV. Pollution Legal Liability Select Policy by AIG Environmental in favor of WAM!NET INC. dated March 3, 1999.

                                     5.l(p)3


                                                             EXHIBIT B

MD Form No. 23-M-LIMITED WARRANTY DEED Minnesota Uniform Conveyancing Blanks (1/15/97) Miller - Davis CO., St. Paul, MN
------------------------------------------------------- ---------------------------------------------------------------------------
Corporation, Partnership or Limited Liability Company
to Corporation, Partnership or Limited Liability
Company
-------------------------------------------------------
No delinquent taxes and transfer entered; Certificate
of Real Estate Value (   ) filed (   )not required.
Certificate of Real Estate Value No. __________________

_______________________________________________________
                       Date

_______________________________________________________
                                      County Auditor
by:____________________________________________________
                                      Deputy
-------------------------------------------------------
DEED TAX DUE:__________________________________________
Date:__________________________________________________

------------------------------------------------------- ---------------------------------------------------------------------------
FOR VALUABLE CONSIDERATION, WAM!NET INC.___________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
____________________________________________________, a _______________________________corporation_______________ under the laws of the State of Minnesota, Grantor, hereby conveys and quitclaims to CCPRE-EAGAN, LLC_________________________________________________
___________________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________, Grantee, a
limited liability company_______ under the laws of the State of Deleware_________________________________________, real property in
________________________________ Dakota____County, Minnesota, described as follows:

SEE EXHIBIT A ATTACHED HERETO


Together with all hereditaments and appurtenances.

This Deed conveys after-acquired title.  Grantor warrants that Grantor has not done or suffered anything to encumber the property,
EXCEPT: SEE EXHIBITS B ATTACHED HERETO____________________________________________________________________________________________

-----------------------------------------------------------------------------------------------------------------------------------
Check box if applicable
[_]      The Seller certifies that the seller does not know of any wells on the described real property.
[_]      A well disclosure certificate accompanies this document.
[_]      I am familiar with the property described in this instrument and I certify that the status and number of wells on the described real property have not changed since the last previously filed well disclosure certificate.

                                                                                     WAM!NET INC.
                                                                                     -----------------------------------
                                                                                     By
                                                                                        --------------------------------

                                                                                        Its
                                                                                           -----------------------------
Affix Deed Tax Stamp here
                                                                                     By
                                                                                        --------------------------------
STATE OF MINNESOTA
                                                                                        Its
                                                                                           -----------------------------
COUNTY OF __________

This instrument was acknowledged before me on_____________________________________________________________________________,
                                                                          (Date)
by _____________________________________________________ and _____________________________________________________________,
the ____________________________________________________ and ______________________________________________________________
of  WAM!NET INC._____________________________________________________________, a ____________ corporation under the laws of
_______ the State of Minnesota, on behalf of the __________________________ corporation

--------------------------------------------------------------- -------------------------------------------------------------------
       NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK):
                                                                           ____________________________________________
                                                                           SIGNATURE OF NOTARY PUBLIC OR OTHER OFFICIAL

                                                                     [_]   Check here if part or all of the land is Registered
                                                                                               (Torrens)

--------------------------------------------------------------- -------------------------------------------------------------------
THIS INSTRUMENT WAS DRAFTED BY (NAME AND ADDRESS):              Tax Statements for the real property described in this instrument should be sent to (include name and address of Grantee):
Thomas F. Alexander
Larkin, Hoffman, Daly & Lindgren, Ltd.
1500 Norwest Financial Center
7900 Xerxes Avenue South
Bloomington, MN  55431
(612) 835-3800
(247935)
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT A

                                       TO

                              LIMITED WARRANTY DEED

Legal Description:
------------------

          Lots 1 and 2, Block 1, Cray Second Addition, according to the recorded plat thereof, Dakota County, Minnesota

                                    EXHIBIT B

                                       TO

                              LIMITED WARRANTY DEED

     1. Terms and conditions of Lease as evidenced by Memorandum of Lease dated as of March 4, 1999, filed of record March 8, 1999, as Document No. 1586099, by and between Wam!Net Inc., a Minnesota corporation, Lessor, and Silicon Graphics, Inc., a Delaware corporation, Lessee.

     2. Terms and conditions of the unrecorded Allocation of Parking Spaces Agreement dated March 4, 1999, by and between Cray Research, L.L.C., and Wam!Net Inc.

     3. Agreement (Land Use Covenants and Restrictions) dated December 2, 1986, filed or record December 3, 1986, as Document No. 754646, by and between First National Bank of Minneapolis, and JAR Eagan Properties, Inc., a Delaware corporation, as amended by Amendment to Agreement (Land Use Covenants and Restrictions) dated February 28, 1992, filed of record March 8, 1999, as Document No. 1586097.

     4. Terms and conditions of Development Rights Distribution Agreement dated as of March 4, 1999, filed of record March 8, 1999, as Document No. 1586100, by and between Cray Research, L.L.C., a Delaware limited liability company, and WAM!NET Inc., a Minnesota corporation.

     5. Term and conditions of Lease as evidenced by Memorandum of Lease dated as of September 30, 1999, filed of record _______________________,
          1999, as Document No. ______________, by and between CCPRE-Eagan, LLC, a Delaware limited liability company, as Landlord, and WAM!NET Inc., a Minnesota corporation, as Tenant. Grantor hereby reserves all of Grantor's right, title and interest in and to the subject property under and pursuant to said Lease.

                                    EXHIBIT D

                ASSIGNMENT OF PERMITS, CONTRACTS AND INTANGIBLES

     THIS ASSIGNMENT (this "Assignment") is made as of September __, 1999, by WAM!NET INC., a Minnesota corporation ("Assignor"), in favor of CCPRE-EAGAN, LLC, a Delaware limited liability company ("Assignee"). All capitalized terms used herein but not defined herein shall have the meanings given to such terms in that certain Purchase and Sale Agreement dated as of September __, 1999, between Assignor and Assignee (the "Purchase Agreement"). Unless otherwise defined herein or unless the context otherwise requires, capitalized terms used in this Assignment shall have the same meaning as in that certain Purchase and Sale Agreement and Escrow Instructions by and between Assignor, as seller, and Assignee, as purchaser, dated as of September __, 1999.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sells, transfers and assigns unto Assignee, if and to the extent assignable, all of the right, title and interest, if any, of Assignor in, to and under any and all of the following items, to the extent that they are related to that certain real property located in the County of Dakota, State of Minnesota, which is legally described on Exhibit A attached hereto (the "Real Property"):

          (a) Any and all Contracts, except for Excluded Contracts;

          (b) Any and all Permits, except for Excluded Permits;

          (c) Any and all Warranties;

          (d) Any and all Development Agreements; and

          (e) all rights, benefits and indemnities inuring to Assignor's benefit under that certain Sale and Purchase Agreement dated March 3, 1999 by and between Silicon Graphics, Inc. and Cray Research LLC, as seller and Assignor, as purchaser.

          Assignee hereby accepts the foregoing assignment and agrees to assume the obligations of Assignor, if any, under any of the foregoing that arise from and after the date hereof. The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively.

          This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment in duplicate original as of the date first above written.


                                        ASSIGNOR:

                                        WAM!NET INC.


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                        ASSIGNEE:

                                        CCPRE - EAGAN, LLC


                                        By:
                                           -----------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT A


                       Legal Description of Real Property

Lots 1 and 2, Block 1, Cray Second Addition, according to the recorded plat thereof, Dakota County, Minnesota.

                                    EXHIBIT F

                           TENANT ESTOPPEL CERTIFICATE

     THIS TENANT ESTOPPEL CERTIFICATE (this "Certificate") is made by SILICON GRAPHICS, INC., a Delaware corporation, on behalf of itself and its successors and assigns ("Tenant"), for the benefit of CCPRE-EAGAN, LLC, a Delaware limited liability company ("Purchaser") and to any lender or investor supplying financing to Purchaser, including without limitation, Deutsche Bank Mortgage Capital, L.L.C. ("Lender"), with the understanding that Purchaser and Lender and their respective counsel will rely on this Certificate in connection with the acquisition and financing of the premises located at 655 Lone Oak Parkway, Eagan, Minnesota (the "Property"). Tenant hereby certifies as follows:

     1. Lease. The undersigned, on behalf of itself and its wholly-owned subsidiary, Gray Research, L.L.C., a Delaware limited liability company, is the tenant under that certain lease (the "Lease") dated as of March 4, 1999, a true, complete and correct copy of which is attached hereto as Exhibit A-I. Capitalized terms used herein but not defined herein shall have the meaning given to such terms in the Lease. Except with respect to the proposed amendment to the Lease, a true, complete and correct copy of which is attached hereto as Exhibit A-2, the Lease is the entire agreement between Landlord (or any affiliated party) and Tenant (or any affiliated party) pertaining to the Premises (as defined herein). There are no modifications, amendments, supplements, renewals or assignments of the Lease. The Lease is in full force and effect in accordance with its terms. There are no other oral or written side agreements, representations or warranties by Landlord, which entitle Tenant to payments or credits from Landlord or which entitle Tenant to expand or contract the Premises or to extend or contract the term of the Lease. The Lease has been duly executed and delivered by, and is a binding obligation of, Tenant.

     2. Leased Premises. The premises covered by the Lease (the "Premises") consist of a total of approximately 341,941 square feet comprised of approximately ___ square feet in Building D, approximately ___ square feet in Building E and all of Building F, containing approximately ___ square feet within the buildings known as Building D, E and F. Tenant has vacated all of Building A and 76,633 square feet in Building E in accordance with the terms of the Lease. Any and all Demising Improvements required or desired in connection with the vacating by Tenant of Building A and Building E have been completed and paid for in full, except for approximately $40,000. Exhibit B sets forth a complete description of any and all such Demising Improvements.

     3. Term of Lease. The Lease commenced on March 4, 1999 and, unless otherwise terminated in accordance with the terms of the Lease or unless Tenant exercises its early termination rights as set forth in Article 2, will expire on May 31, 2004.

     4. Rents. (a) The present amount of monthly Base Rent payable under the Lease is $325,796.00 and has been paid in full through August 31, 1999. (b) In addition to Base Rent, Tenant is currently paying $_______ per month as additional rent to cover Tenant's Proportionate Share of Operating Expenses. Attached hereto as Exhibit C as is a true, complete and correct copy of the most recent written estimate of the Operating Expenses for the 1999 calendar year (the "1999 Operating Expense Statement"). Tenant's Proportionate Share is currently sixty-seven and eighth tenths percent (67.8%).

     5. Security Deposit. Landlord is not holding any security deposit under the Lease.

     6. Renewal and Extention Options. Tenant does not have any right or option to renew or extend the term of the Lease or to expand into any additional space or to terminate the Lease in whole or in part prior to the expiration of the term except as expressly set forth in the Lease.

     7. Acceptance of Premises. Tenant has unconditionally accepted the Premises. Tenant has taken possession and is in occupancy of the and as of the date hereof Tenant is not aware of any defect in the Premises. To Tenant's knowledge, without independent investigation, Landlord has satisfied all commitments made to induce Tenant to enter into the Lease; there are no offsets or credits against rentals payable under the Lease; no free periods of rent, tenant improvements, contributions or other concessions have been granted to Tenant; Landlord is not reimbursing Tenant or paying Tenant's rent obligations under any other lease; and Tenant has not advanced any funds for or on behalf of Landlord with respect to Landlord's obligations under the Lease for which Tenant has a right of deduction from, or set off against, future rent payments under the Lease.

     8. No Landlord Defaults. All obligations of Landlord under the Lease have been performed, and, to the best of Tenant's knowledge, no event has occurred and no condition exists that, with the giving of notice or lapse of time or both, would constitute a default by Landlord under the Lease. To Tenant's knowledge, there are no offsets or defenses that Tenant has against the full enforcement of the Lease by Landlord.

     9. No Tenant Defaults. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises. Tenant is not insolvent and is able to pay its debts as they mature. Tenant has not declared bankruptcy or filed a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, Tenant has no present intentions of doing so, and no such proceeding has been commenced against Tenant seeking such relief, and Tenant has no knowledge that any such proceeding is threatened.

     10. Purchase Options. Tenant does not have any right or option to purchase all or any part of the Property.

     11. Notices to Ground Lessor. Tenant from and after the date hereof shall send a copy of any notices under the Lease to Lender at the same time such notice or statement is sent to Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, such notice shall not be effective unless Lender shall have been given such notice and shall have failed to cure such default as herein provided. All notices given under this Agreement shall be sent by certified or registered mail, postage prepaid, return receipt requested, or shall be delivered to the parties at the addresses set forth above (or at such other addresses as the parties hereto shall specify in a written notice to the other parties at the addresses specified herein). Any notices hereunder shall be deemed to be given on the earlier to occur of (a) the day of receipt or (b) three (3) days after deposit in the mail.

     12. Other Agreements. The terms and provisions of this Certificate shall not be deemed to affect the rights and obligations of Landlord and Tenant under any other document to which Landlord and Tenant are a party.

     13. No Further Amendment. Tenant agrees that no future modifications or amendments of the Lease will be enforceable unless the modification or amendment has been consented to in writing by the Purchaser and Lender.

     14. No Assignments. Tenant has no notice of any assignment of the Lease by Landlord, or any assignment, hypothecation or pledge of rents accruing under the Lease by Landlord.

     15. Payment of Rent. Tenant represents that it has not and Tenant further agrees that, from and after the date hereof, the Tenant shall not pay any rent under the Lease more than thirty (30) days in advance of its due date and will not assign or sublet its interest in the Demised Premises or any portion thereof or make or cause to be made any additions, alterations or improvements to the Demised Premises except as expressly permitted under the Lease without the prior written consent of the Landlord and Purchaser.

     16. Successors and Assigns. This Certificate is made for the benefit of, and may be relied upon by, the Purchaser and the Lender and their respective successors and assigns.

     17. Due Authorization. The person executing this Certificate is authorized by Tenant to do so and the execution hereof is the binding act of Tenant enforceable against Tenant.

Dated: September ____, 1999             SILICON GRAPHICS, INC.

                                        By:
                                           -----------------------------------
                                           Name:
                                                ------------------------------
                                           Title:
                                                 -----------------------------

                        EXHIBIT K TO PURCHASE AGREEMENT

1999 Grand Total - Facility end Services


                     Jan-99       Feb-99       Mar-99       Apr-99        May-99       Jun-99
---------------- ------------ ------------ ------------ ------------ ------------- ------------
Labor and            $40,508      $40,508      $40,508      $40,508       $40,508       $4,508
Benefits
Travel and            $2,722       $2,722       $2,722       $1,850        $1,850        1,850
Training
Repairs               $9,109       $9,109       $9,109       $9,133        $9,133       $9,133
Contract             $71,038      $71,038      $71,038      $68,722       $78,722      $93,131
Services
Supplies             $14,000      $14,000      $14,000      $14,000       $14,000      $14,000
Janitorial           $39,046      $39,046      $39,046      $38,937       $38,937      $38,937
Security             $39,161      $39,161      $39,161      $37,982       $37,982      $39,482
Grounds              $40,000      $40,000      $26,500       $6,408        $6,408       $6,408
Utilities            $34,573      $34,573      $34,573      $34,573       $34,573      $34,573
Insurances           $10,891      $10,891      $10,891      $10,891       $10,891      $10,891
Other                 $1,138       $1,138       $1,138         $319          $319         $319
---------------- ------------ ------------ ------------ ------------ ------------- ------------
Subtotal            $302,186     $302,186     $288,686     $263,323      $273,323     $252,782

Taxes               $134,000     $134,000     $134,000     $134,000      $134,000     $134,000
---------------- ------------ ------------ ------------ ------------ ------------- ------------

Grand Total         $436,168     $436,186     $422,686     $397,323      $407,323     $386,782
================ ============ ============ ============ ============ ============= ============

                          [WIDE TABLE CONTINUES BELOW]


                      Jul-99       Aug-99       Sep-99       Oct-99        Nov-99       Dec-99        TOTAL
----------------  ------------ ------------ ------------ ------------ ------------- ------------ -------------
Labor and             $40,420      $40,420      $40,420      $41,278       $41,278      $41,278      $451.692
Benefits
Travel and             $2,400       $2,400       $2,400       $7,400        $2,400       $2,400       $33,116
Training
Repairs                $9,005       $9,555       $9,005      $11,205        $7,905       $7,905      $109.306
Contract              $56,007      $63,403      $73,457      $56,007       $76,438      $73,457      $852,458
Services
Supplies              $14,000      $14,000      $14,000      $14,000       $14,000      $14,000      $168,000
Janitorial            $39,100      $39,100      $39,100      $39,100       $39,100      $39,100      $468,549
Security              $39,500      $39,500      $39,500      $39,500       $39,500      $39,500      $469,929
Grounds                $4,000       $4,000       $4,000       $4,000       $26,500      $40,000      $208,224
Utilities             $34,573      $34,573      $34,573      $34,573       $34,573      $34,573      $414.876
Insurances            $10,891      $10,891      $10,891      $10,891       $10,891      $10,891       $10,891
Other                  $1,548       $1,548       $1,548       $1,548        $1,548       $1,548       $13,659
----------------  ------------ ------------ ------------ ------------ ------------- ------------ -------------
Subtotal             $251,444     $259,390     $268,894     $259,502      $294,133     $304,652    $3,320,501

Taxes                $134,000     $134,000     $134,000     $134,000      $134,000     $134,000    $1,608,000
----------------  ------------ ------------ ------------ ------------ ------------- ------------ -------------

Grand Total          $385,444     $393,390     $402,894     $393,502      $428,133     $438,652    $4,928,501
================  ============ ============ ============ ============ ============= ============ =============

Date:  9/17/99.
Prepared by:  Nelson, Tietz 8 Hoye.
Source:  Information furnished and deemed reliable by Wam!Net.

Eagan Operating Expenses 1998

--------------------------------------------------------------------------------

                                Data Center    Facilities        TOTAL
                               -------------------------------------------
Operations                        $336,000     $1,139,000      $1,475,000
   Labor and benefits
   Travel & Training
   Repairs
   Contract Services
   Repairs/Contract
     Services - Data Center
   Supplies
   Security
Janitorial                        $ 37,000     $  360,000      $  397,000
Grounds                           $      -     $  246,000      $  246,000
Utilities                         $      -     $  390,000      $  390,000
Insurance                         $      -     $  130,000      $  130,000
Property Taxes                    $      -     $1,743,000      $1,743,000
--------------------------------------------------------------------------
TOTAL                             $373,000     $4,008,000      $4,381,000
==========================================================================

--------------------------------------------------------------------------------

Date:  9/17/99.
Prepared by:  Nelson, Tietz & Hoye.
Source:  Information furnished and deemed reliable by Wam!Net.

Eagan Operating Expenses 1997

--------------------------------------------------------------------------------

                                 Data Center   Facilities        TOTAL
                               ---------------------------------------------
Operations                        $230,000     $1,810,000      $2,040,000
   Labor and benefits
   Travel & Training
   Repairs
   Contract Services
   Repairs/Contract
     Services - Data Center
   Supplies
   Security
Janitorial                        $ 30,000     $  390,000      $  420,000
Grounds                           $      -     $  250,000      $  250,000
Utilities                         $      -     $  434,000      $  434,000
Insurance                         $ 36,000     $  100,000      $  136,000
Property Taxes                    $      -     $1,600,000      $1,600,000
--------------------------------------------------------------------------
TOTAL                             $296,000     $4,584,000      $4,880,000
==========================================================================

--------------------------------------------------------------------------------

Date:  9/17/99.
Prepared by:  Nelson, Tietz & Hoye.
Source:  Information furnished and deemed reliable by Wam!Net.